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                                                                  EXECUTION COPY









                          AGREEMENT AND PLAN OF MERGER

                                 by and between

                                ARIEL CORPORATION

                                       and

                           MAYAN NETWORKS CORPORATION














                           Dated as of March 28, 2001




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                                TABLE OF CONTENTS
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ARTICLE I DEFINITIONS.............................................................................................2
         SECTION 1.01 Certain Defined Terms.......................................................................2

ARTICLE II THE MERGER.............................................................................................9
         SECTION 2.01 The Merger .................................................................................9
         SECTION 2.02 Closing ....................................................................................9
         SECTION 2.03 Effective Time .............................................................................9
         SECTION 2.04 Effect of the Merger........................................................................9
         SECTION 2.05 Certificate of Incorporation; Bylaws; Directors and Officers
                      of Surviving Corporation and Directors and Officers of Parent..............................10
         SECTION 2.06 Charter Amendments.........................................................................10

ARTICLE III CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES...................................................10
         SECTION 3.01 Conversion of Shares.......................................................................10
         SECTION 3.02 Exchange of Shares Other than Treasury Shares..............................................11
         SECTION 3.03 Stock Transfer Books.......................................................................13
         SECTION 3.04 No Fractional Share Certificates...........................................................13
         SECTION 3.05 Options to Purchase Company Common Stock...................................................13
         SECTION 3.06 Certain Adjustments........................................................................14
         SECTION 3.07 Lost, Stolen or Destroyed Certificates.....................................................15
         SECTION 3.08 Taking of Necessary Action; Further Action.................................................15

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF COMPANY.............................................................15
         SECTION 4.01 Organization and Qualification; Subsidiaries...............................................15
         SECTION 4.02 Articles of Incorporation and Bylaws.......................................................16
         SECTION 4.03 Capitalization.............................................................................16
         SECTION 4.04 Authority Relative to this Agreement.......................................................16
         SECTION 4.05 No Conflict; Required Filings and Consents.................................................17
         SECTION 4.06 Permits; Compliance with Laws..............................................................17
         SECTION 4.07 Financial Statements.......................................................................18
         SECTION 4.08 Certain Tax Matters........................................................................18
         SECTION 4.09 Litigation ................................................................................18
         SECTION 4.10 Affiliates ................................................................................19
         SECTION 4.11 Brokers ...................................................................................19
         SECTION 4.12 Information Supplied.......................................................................19
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ARTICLE V REPRESENTATIONS AND WARRANTIES OF PARENT...............................................................19
         SECTION 5.01 Organization and Qualification; Subsidiaries...............................................19
         SECTION 5.02 Certificate of Incorporation and Bylaws....................................................20
         SECTION 5.03 Capitalization.............................................................................20
         SECTION 5.04 Authority Relative to this Agreement.......................................................22
         SECTION 5.05 No Conflict; Required Filings and Consents.................................................22
         SECTION 5.06 Permits; Compliance with Laws..............................................................23
         SECTION 5.07 SEC Filings; Financial Statements..........................................................23
         SECTION 5.08 Certain Tax Matters........................................................................24
         SECTION 5.09 Litigation ................................................................................24
         SECTION 5.10 Absence of Certain Changes or Events.......................................................25
         SECTION 5.11 Employee Benefit Plans.....................................................................25
         SECTION 5.12 Employment and Labor Matters...............................................................28
         SECTION 5.13 Contracts .................................................................................29
         SECTION 5.14 Business Relationships.....................................................................30
         SECTION 5.15 Environmental Matters......................................................................30
         SECTION 5.16 Intellectual Property......................................................................30
         SECTION 5.17 Taxes. ....................................................................................31
         SECTION 5.18 Insurance .................................................................................32
         SECTION 5.19 Properties ................................................................................33
         SECTION 5.20 Employees .................................................................................33
         SECTION 5.21 Parent Rights Plan.........................................................................33
         SECTION 5.22 Certain Business Practices.................................................................33
         SECTION 5.23 Books and Records..........................................................................33
         SECTION 5.24 Opinion of Financial Advisor...............................................................34
         SECTION 5.25 Affiliates ................................................................................34
         SECTION 5.26 Brokers. ..................................................................................34
         SECTION 5.27 Information Supplied.......................................................................34

ARTICLE VI COVENANTS.............................................................................................35
         SECTION 6.01 Conduct of Parent Pending the Closing......................................................35
         SECTION 6.02 Conduct of Company Pending the Closing.....................................................37
         SECTION 6.03 Notices of Certain Events..................................................................37
         SECTION 6.04 Access to Information; Confidentiality.....................................................37
         SECTION 6.05 Reorganization.............................................................................38
         SECTION 6.06 Further Action; Consents; Filings..........................................................38
         SECTION 6.07 Additional Reports.........................................................................39

ARTICLE VII ADDITIONAL AGREEMENTS................................................................................40
         SECTION 7.01 Joint Proxy Statement/Prospectus...........................................................40
         SECTION 7.02 Shareholders' Meetings.....................................................................41
         SECTION 7.03 Directors' and Officers' Indemnification and Insurance.....................................42
         SECTION 7.04 Public Announcements.......................................................................43

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         SECTION 7.05 Voting Agreements..........................................................................43
         SECTION 7.06 Employment Agreements......................................................................43
         SECTION 7.07 Market Standoff Agreements.................................................................43
         SECTION 7.08 Market Standoff Agreements.................................................................43
         SECTION 7.09 NNM Listing ...............................................................................44
         SECTION 7.10 Blue Sky ..................................................................................44
         SECTION 7.11 Reservation of Shares......................................................................44
         SECTION 7.12 2001 Stock Incentive Plan..................................................................44
         SECTION 7.13 Waiver from Certain Holders of Outstanding Parent Stock Options............................44
         SECTION 7.14 Registration Statements on Form S-8........................................................44
         SECTION 7.15 Employee Matters...........................................................................45
         SECTION 7.16 Parent Rights Plan.........................................................................45
         SECTION 7.17 Filing of Reports Necessary for Use of Rule 145............................................45
         SECTION 7.18 Resignations of Officers and Directors.....................................................46
         SECTION 7.19 No Solicitation............................................................................46
         SECTION 7.20 Notice of Merger...........................................................................47
         SECTION 7.21 Registration Statement for Convertible Subordinated
                      Promissory Notes, Exchange Notes and Underlying
                      Conversion Shares..........................................................................47
         SECTION 7.22 Compensation Committee Ratification........................................................48
         SECTION 7.23 Bridge Loan ...............................................................................48

ARTICLE VIII CONDITIONS TO THE MERGER............................................................................49
         SECTION 8.01 Conditions to the Obligations of Each Party to Consummate the Merger.......................49
         SECTION 8.02 Conditions to the Obligations of Company...................................................50
         SECTION 8.03 Conditions to the Obligations of Parent....................................................53

ARTICLE IX TERMINATION, AMENDMENT AND WAIVER.....................................................................54
         SECTION 9.01 Termination ...............................................................................54
         SECTION 9.02 Effect of Termination......................................................................55
         SECTION 9.03 Amendment .................................................................................56
         SECTION 9.04 Waiver ....................................................................................56
         SECTION 9.05 Termination Fee; Expenses..................................................................56
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ARTICLE X GENERAL PROVISIONS......................................................................................57
         SECTION 10.01 Non-Survival of Representations and Warranties.............................................57
         SECTION 10.02 Notices ...................................................................................57
         SECTION 10.03 Severability ..............................................................................58
         SECTION 10.04 Assignment; Binding Effect; Benefit........................................................58
         SECTION 10.05 Incorporation of Annexes...................................................................58
         SECTION 10.06 Governing Law .............................................................................58
         SECTION 10.07 Jurisdiction; Waiver of Jury Trial.........................................................58
         SECTION 10.08 Headings; Interpretation...................................................................59
         SECTION 10.09 Counterparts ..............................................................................59
         SECTION 10.10 Entire Agreement...........................................................................59
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ANNEXES

ANNEX A   Parent Voting Agreement
ANNEX B   Company Voting Agreement
ANNEX C   Employment Agreement
ANNEX D   Market Standoff Agreement
ANNEX E   Opinion of Parent's Counsel
ANNEX F   2001 Stock Incentive Plan
ANNEX G   Bridge Loan



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                          AGREEMENT AND PLAN OF MERGER

                  AGREEMENT AND PLAN OF MERGER, dated as of March 28, 2001 (this "Agreement"), among ARIEL CORPORATION, a Delaware corporation ("Parent") and MAYAN NETWORKS CORPORATION, a California corporation ("Company"):


                              W I T N E S S E T H:

                  WHEREAS, the disinterested members of the boards of directors of each of Parent and Company have unanimously determined that it is advisable and fair to, and in the best interests of their respective companies and shareholders or stockholders, as the case may be, to enter into a business combination by means of the merger (the "Merger") of the Company with and into Parent with Parent as the surviving corporation in which the shareholders of the Company will receive shares of Parent Common Stock (as defined in Section 3.01) and have approved this Agreement, and have recommended approval or adoption, as the case may be, of this Agreement to their shareholders or stockholders, as the case may be;

                  WHEREAS, concurrently with the execution of this Agreement and as an inducement to Company to enter into this Agreement, certain stockholders of Parent have entered into a voting agreement ("Parent Voting Agreement") in the form attached hereto as Annex A, pursuant to which, among other things, each such stockholder agrees to vote in favor of adoption of this Agreement;

                  WHEREAS, concurrently with the execution of this Agreement and as an inducement to Parent to enter into this Agreement, certain shareholders of Company have entered into a voting agreement ("Company Voting Agreement") in the form attached hereto as Annex B, pursuant to which, among other things, each such shareholder agrees to vote in favor of adoption of this Agreement;

                  WHEREAS, concurrently with the consummation of the Merger and in order to induce Parent and Company to enter into this Agreement, certain key employees of Parent shall have entered into employment agreements (each an "Employment Agreement") to be effective as of the Effective Time (as defined below) in the form attached hereto as Annex C;

                  WHEREAS, concurrently with the execution of this Agreement and as an inducement to Parent to enter into this Agreement, the Company and Parent have entered into the Bridge Loan ("Bridge Loan") in the form attached hereto as Annex G, along with the Security Agreement and the Intellectual Property Security Agreement attached thereto, pursuant to which, among other things, Company has agreed to provide bridge financing to Parent for the period between the date hereof and the earlier of the termination of the Agreement and the Closing Date and in return Parent has agreed to provide a security interest in the Parent assets and Intellectual Property to Company (as defined below);


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                  WHEREAS, concurrently with and as a condition to the
consummation of the Merger, Company and Parent will, in connection with the Company's 5 1/4% Convertible Subordinated Notes due 2005 (the "Convertible Subordinated Promissory Notes"), enter into a supplemental indenture which shall accommodate the consummation of the Merger in a manner consistent with the requirements of that certain Indenture, dated as of October 25, 2000, by and between Company and United States Trust Company of New York (the "Indenture");

                  WHEREAS, concurrently with the consummation of the Merger, the Company intends to offer to the Noteholders (as defined below) new convertible subordinated promissory notes (the "Exchange Notes") in exchange for the existing Convertible Subordinated Promissory Notes;

                  WHEREAS, concurrently with and as a condition to the consummation of the Merger, Company and Parent shall have entered into such documents as shall be necessary to provide for the offering of the Exchange Notes on such terms as shall be satisfactory to the parties and shall otherwise have taken or cause to be taken all such action as shall be required in connection therewith; and

                  WHEREAS, for United States Federal income tax purposes, it is intended that the Merger shall qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (together with the rules and regulations promulgated thereunder, the "Code"), and that this Agreement shall be, and hereby is, adopted as a "plan of reorganization" for purposes of Section 368 of the Code.

                  NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  SECTION 1.01 Certain Defined Terms. Unless the context otherwise requires, the following terms, when used in this Agreement, shall have the respective meanings specified below (such meanings to be equally applicable to the singular and plural forms of the terms defined):

                  "Acquisition Proposal" shall mean any offer or proposal with respect to the following involving Parent or any Parent Subsidiary, as the case may be (other than the Merger):

                  (i) any merger, consolidation, share exchange, business combination or other similar transaction;

                  (ii) any sale, lease, exchange, transfer or other disposition of 15% or more of the assets of Parent or any Parent Subsidiary, taken as a whole, in a single transaction or series of transactions, or the sale, lease, exchange, transfer or other disposition of any asset of Parent or any Parent Subsidiary, the absence of which would materially diminish the value of the Merger to the Company or the benefits expected by the Company to be realized from the Merger;

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                  (iii) any tender offer or exchange offer for 15% or more of the outstanding voting securities of Parent or any Parent Subsidiary or the filing of a registration statement under the Securities Act in connection therewith;

                  (iv) any Person having acquired beneficial ownership or the right to acquire beneficial ownership of, or any "group" (as such term is defined under Section 13(d) of the Exchange Act) having been formed which beneficially owns or has the right to acquire beneficial ownership of, 15% or more of the outstanding voting securities of Parent or any Parent Subsidiary;

                  (v) any solicitation in opposition to the approval of this Agreement by the shareholders of such party; or

                  (vi) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

                  "Affiliate" shall mean, with respect to any Person, any other Person that controls, is controlled by or is under common control with such Person.

                  "Aggregate Common Number" shall mean the aggregate number of shares of Company Common Stock which are (or would be) outstanding immediately prior to the Effective Time (including all shares of Company Common Stock issued or issuable upon conversion of all shares of Company Preferred Stock and upon exercise, conversion or exchange in full or all unvested and vested Company Stock Options, Company Warrants and other Company Rights (as defined below) which remain outstanding and are not exercised, converted, exchanged or expired as of the Effective Time, excluding the Convertible Subordinated Promissory Notes); provided, that solely for purposes of calculating the Aggregate Common Number, it shall be assumed (i) that all such Company Stock Options, Company Warrants and other Company Rights are exercised in full by means of a cash exercise and not be means of a net exercise, whether or not such Company Stock Options, Company Warrants and other Company Rights are in fact so exercised, and
(ii) the number of Company Stock Options outstanding as of the Effective Time shall equal (A) the number of Company Stock Options outstanding as of the date of this Agreement, (B) plus the number of Company Stock Options granted after the date of this Agreement, (C) minus the number of Company Stock Options cancelled after the date of this Agreement in connection with bona fide terminations of Company employees, and (D) minus the number of Company Stock Options exercised for shares of Common Stock (to the extent that the resulting shares are issued and outstanding as of the Effective Time).

                  "Aggregate Share Number" shall mean 168,305,346 shares of Parent Common Stock (which number represents an amount equal to nine times the fully diluted capitalization of Parent), plus the number of shares of Parent Common Stock obtained by dividing (a) the amount by which Parent's Expenses (excluding (i) any Expenses incurred in connection with the preparation, negotiation or filing of the Joint Proxy Statement/Prospectus or any other

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filing required in order to register securities that Company securityholders will receive on or after Closing and (ii) any fees, if any, issuable to Pennsylvania Merchant Group pursuant to that certain letter agreement dated as of May 18, 2000) exceed $750,000 by (b) the Final Average Closing Price.

                  "Blue Sky Laws" shall mean United States state securities or "blue sky" laws.

                  "Bridge Loan" shall mean the loan agreement entered into between Parent and Company as of the date hereof.

                  "Business Day" shall mean any day on which the principal offices of the SEC in Washington, D.C. are open and any day on which banks are not required or authorized by law or executive order to close in The City of New York.

                  "California Law" shall mean the General Corporation Law of the State of California.

                  "Company Disclosure Schedule" shall mean the disclosure schedule delivered by Company to Parent prior to the execution of this Agreement and forming a part hereof.

                  "Company Financial Advisor" shall mean Robertson Stephens,
Inc.

                  "Company Material Adverse Effect" shall mean any change in or effect on the business of Company that, individually or in the aggregate (taking into account all other such changes or effects), is, or is reasonably likely to be, materially adverse to the business, assets, liabilities, financial condition or results of operations of Company. Notwithstanding the foregoing, none of the following shall be deemed, in and of itself, to constitute a Company Material Adverse Effect: any event, violation, inaccuracy, circumstance or other matter that results from conditions affecting the economy in general or conditions affecting the industry in which the Company operates.

                  "Company Preferred Stock" shall mean the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock.

                  "Company Stock Plan" shall mean the Company's 1998 Stock Option/Stock Issuance Plan.

                  "Company Superior Proposal" shall mean, an unsolicited, bona fide written proposal that the board of directors of Company, prior to receipt of the approval by the shareholders of Company of this Agreement, has negotiated regarding any of the following transactions: (x) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Company pursuant to which the shareholders of Company immediately preceding such transaction hold less than fifty percent of the equity interest in the surviving or resulting entity of such transaction; (y) a sale or other disposition by Company of assets (excluding dispositions in the ordinary course of business) representing all or substantially all of Company's assets, or (z) the acquisition by any person or group (including by way of a tender offer or an exchange offer or issuance by Company), directly or

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indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing fifty percent or more of the voting power of the then outstanding shares of capital stock of Company, in each case on terms that, in the good faith judgment of the board of directors of Company (after consultation with an investment bank of nationally recognized reputation) are more favorable to Company shareholders than the Merger; provided, however, that a proposal shall only be a Company Superior Proposal if any financing required to consummate the transaction contemplated by such proposal is committed or is otherwise reasonably likely in the good faith judgment of Company's board of directors to be obtained by such third party on a timely basis.

                  "Confidentiality Agreement" shall mean the confidentiality agreement, dated as of February 15, 2001, between Parent and Company.

                  "DGCL" shall mean the General Corporation Law of the State of Delaware, as amended from time to time.

                  "$" shall mean United States Dollars.

                  "Encumbrances" shall mean all claims, security interests, liens, pledges, charges, escrows, options, proxies, rights of first refusal, restrictions on transfer, preemptive rights, mortgages, hypothecations, prior assignments, title retention agreements, indentures, security agreements or any other encumbrance of any kind.

                  "Environmental Law" shall mean any Law and any enforceable judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to pollution or protection of the environment or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Material.

                  "Environmental Permit" shall mean any permit, approval, identification number, license or other authorization required under or issued pursuant to any applicable Environmental Law.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

                  "Exchange Ratio" shall mean the quotient obtained by dividing
(a) the Aggregate Share Number by (b) the Aggregate Common Number.

                  "Expenses" shall mean, with respect to any party hereto, all reasonable out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates, and all other fees and expenses of third parties ("Third Party Expenses")) incurred by such party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of its obligations pursuant to this Agreement and the


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consummation of the Merger, the preparation, printing and mailing of the Joint
Proxy Statement/Prospectus (as defined in Section 7.1), the solicitation of stockholder approvals, the filing of HSR Act notice, if any, and all other matters related to the transactions contemplated hereby and the closing of the Merger.

                  "Final Average Closing Price" shall mean the average closing price of Parent Common Stock on the NNM for the ten consecutive trading days ending on and including the third Business Day prior to the date of the Closing.

                  "GAAP" shall mean United States generally accepted accounting principles, as in effect from time to time.

                  "Governmental Entity" shall mean any United States Federal, state or local or foreign governmental, regulatory or administrative authority, agency or commission or any court, tribunal or arbitral body.

                  "Governmental Order" shall mean any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Entity.

                  "Hazardous Material" shall mean (i) any petroleum, petroleum products, by-products or breakdown products, radioactive materials, friable asbestos-containing materials or polychlorinated biphenyls or (ii) any chemical, material or substance defined or regulated as toxic or hazardous or as a pollutant or contaminant or waste under any applicable Environmental Law.

                  "HSR Act" shall mean Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, together with the rules and regulations promulgated thereunder.

                  "Intellectual Property" shall mean all United States, foreign and international patents; trademarks, service marks and trade names (including without limitation all goodwill pertaining thereto), designs, trade dress and Internet domain names; copyrights; sui generis database rights; ideas, inventions, technology, know-how, trade secrets, systems, processes, works of authorship, databases, mask works, content, graphics, statistical models, algorithms, modules, computer programs, computer software, source and object code of such software, technical documentation, business methods, work product, intellectual and industrial property licenses, and all other tangible or intangible information or materials.

                  "IRS" shall mean the United States Internal Revenue Service.

                  "Knowledge of Company" shall mean that any officer or director of Company is actually aware of a fact or other matter, or should have been aware of a fact or other matter based upon due inquiry and investigation.

                  "Knowledge of Parent" shall mean that any officer or director of Parent is actually aware of a fact or other matter, or should have been aware of a fact or other matter based upon due inquiry and investigation.


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                  "Law" shall mean any Federal, state, foreign or local statute, law, ordinance, regulation, rule, code, order, judgment, decree, other requirement or rule of law of the United States, or any other jurisdiction, and any other similar act or law.

                  "NNM" shall mean The Nasdaq National Market.

                  "Noteholder" shall mean each holder of a Convertible Subordinated Promissory Note.

                  "Parent Disclosure Schedule" shall mean the disclosure schedule delivered by Parent to Company prior to the execution of this Agreement and forming a part hereof.

                  "Parent Financial Advisor" shall mean Needham & Company, Inc.

                  "Parent Intellectual Property" shall mean all Intellectual Property that is currently used in Parent's business or the business of any Parent Subsidiary.

                  "Parent Material Adverse Effect" shall mean any change in or effect on the business of Parent or the Parent Subsidiaries that, individually or in the aggregate (taking into account all other such changes or effects), is, or is reasonably likely to be, materially adverse to the business, assets, liabilities, prospects, financial condition or results of operations of Parent and the Parent Subsidiaries, taken as a whole. Notwithstanding the foregoing, none of the following shall be deemed, in and of itself, to constitute a Parent Material Adverse Effect: any event, violation, inaccuracy, circumstance or other matter that results from conditions affecting the economy in general or conditions affecting the industry in which the Parent or the Parent Subsidiaries operate.

                  "Parent Stock Plans" shall mean the 1992 Stock Option and Restricted Stock Plan, the 1994 Stock Option Plan, 1995 Stock Option Plan and the 1996 Directors Stock Option Plan.

                  "Parent Superior Proposal" shall mean, an unsolicited, bona fide written proposal that the board of directors of Parent, prior to receipt of the approval by the stockholders of Parent of this Agreement and the Merger, has negotiated regarding any of the following transactions: (x) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Parent pursuant to which the stockholders of Parent immediately preceding such transaction hold less than fifty percent of the equity interest in the surviving or resulting entity of such transaction;
(y) a sale or other disposition by Parent of assets (excluding dispositions in the ordinary course of business) representing all or substantially all of Parent's assets, or (z) the acquisition by any person or group (including by way of a tender offer or an exchange offer or issuance by Parent), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing fifty percent or more of the voting power of the then outstanding shares of capital stock of Parent, in each case on terms that, in the good faith judgment of the board of directors of Parent (after consultation with an investment bank of nationally recognized reputation) are more favorable to Parent stockholders than the Merger; provided, however, that a proposal shall only be a Parent Superior Proposal if any financing required to consummate the transaction contemplated by such proposal is committed or is otherwise reasonably likely in the good faith judgment of Parent's board of directors to be obtained by such third party on a timely basis.

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                  "Permitted Encumbrances" shall mean (i) liens for Taxes,
assessments and other governmental charges not yet due and payable, (ii) immaterial unfiled mechanics', workmen's, repairmen's, warehousemen's, carriers' or other like liens arising or incurred in the ordinary course of business which are not yet due and payable and (iii) equipment leases with third parties entered into in the ordinary course of business.

                  "Person" shall mean an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including, without limitation, a "person" as defined in Section 13(d)(3) of the Exchange
Act), trust, association, entity or government or political subdivision, agency or instrumentality of a government.

                  "Reverse Stock Split" shall mean a reverse split of the common stock of Parent, to be effective immediately prior to the Effective Time, in which each share of the common stock of Parent, including shares of common stock of Parent issuable upon exercise of Parent Stock Options and Parent Warrants, will be exchangeable for shares of the common stock of Parent, at a ratio to be mutually agreed upon by Company and Parent.

                  "SEC" shall mean the United States Securities and Exchange Commission.

                  "Securities Act" shall mean the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

                  "Series A Preferred Stock" shall mean the Series A Preferred Stock, $.0001 par value, of Company.

                  "Series B Preferred Stock" shall mean the Series B Preferred Stock, $.0001 par value, of Company.

                  "Series C Preferred Stock" shall mean the Series C Preferred Stock, $.0001 par value, of Company.

                  "Series D Preferred Stock" shall mean the Series D Preferred Stock, $.0001 par value, of Company.

                  "Subsidiary" shall mean, with respect to any Person, any corporation, limited liability company, partnership, joint venture or other legal entity of which such Person (either alone or through or together with any other subsidiary of such Person) owns, directly or indirectly, a majority of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

                  "Tax" shall mean (i) any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Entity or other taxing authority ("Taxing Authority"), including, without limitation, taxes or other charges on

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or with respect to income, franchises, windfall or other profits, gross or net receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value-added or gains taxes; license, registration and documentation fees; and customers' duties, tariffs and similar charges; (ii) any liability for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, combined, consolidated or unitary group for any taxable period; and (iii) any liability for the payment of amounts of the type described in (i) or (ii) as a result of being a transferee of, or a successor in interest to, any Person or as a result of an express or implied obligation to indemnify any Person.

                  "Tax Return" shall mean any return, statement or form (including, without limitation, any estimated tax report or return, withholding tax report or return or information report or return) required to be filed with respect to any Taxes.

                  "Trustee" shall have the meaning set forth in the Indenture.

                                   ARTICLE II

                                   THE MERGER

                  SECTION 2.01 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with California Law and the DGCL, at the Effective Time, the Company shall be merged with and into Parent. As a result of the Merger, the separate corporate existence of the Company shall cease and Parent shall continue as the surviving corporation of the Merger (the "Surviving Corporation").

                  SECTION 2.02 Closing. Unless this Agreement shall have been terminated and the Merger herein contemplated shall have been abandoned pursuant to Section 9.01 and subject to the satisfaction or waiver of the conditions set forth in Article VIII, the consummation of the Merger shall take place as promptly as practicable (and in any event within five Business Days) after satisfaction or waiver of the conditions set forth in Article VIII, at a closing (the "Closing") to be held at the offices of Brobeck, Phleger & Harrison LLP, 2200 Geng Road, Two Embarcadero Place, Palo Alto, CA 94303, unless another date, time or place is agreed to by Parent and Company.

                  SECTION 2.03 Effective Time. At the Closing, the parties shall cause the Merger to be consummated by filing (a) a certificate of Merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware in accordance with the DGCL and (b) an agreement of merger in such form as is required by the applicable provisions of California Law (the "Agreement of Merger") with the Secretary of State of the State of California executed in accordance with the relevant provisions of California Law (the later of the date and time of the filing of the Agreement of Merger and Certificate of Merger, or such later date and time as may be set forth therein, being the "Effective Time").

                  SECTION 2.04 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of California Law and the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of each of the Company and Parent shall vest in Parent as the Surviving Corporation, and all debts, liabilities and duties of each of Company and Parent shall become the debts, liabilities and duties of Parent as the Surviving Corporation.

                  SECTION 2.05 Certificate of Incorporation; Bylaws; Directors and Officers of Surviving Corporation and Directors and Officers of Parent. Unless otherwise agreed by Parent and Company before the Effective Time, at the Effective Time:

                  (a) subject to the requirements of Section 7.03(a), the certificate of incorporation and the bylaws of Parent as in effect immediately prior to the Effective Time shall be the certificate of incorporation and the bylaws of the Surviving Corporation, until thereafter amended as provided by Law and such certificate of incorporation or bylaws; provided, however, that Article I of the certificate of incorporation of the Surviving Corporation shall be amended to read as follows: "The name of the corporation is MAYAN NETWORKS CORPORATION";

                  (b) the officers of the Surviving Corporation shall be those persons listed on Schedule I hereto, in each case until their successors are elected or appointed and qualified or until their resignation or removal, and Parent shall deliver at the Closing the voluntary resignations of each officer of Parent from their positions as officers who is not designated to be an officer of Parent in accordance with this subsection 2.05(b) which resignation shall be effective at the Effective Time; and

                  (c) the directors of the Surviving Corporation shall be those persons listed on Schedule II hereto, in each case until their successors are elected or appointed and qualified or until their resignation or removal, and Parent shall deliver at the Closing the voluntary resignations of each director of Parent from their positions as directors who is not designated to be a director of Parent in accordance with this subsection 2.05(c) which resignation shall be effective at the Effective Time.

                  SECTION 2.06 Charter Amendments. Contemporaneously with or immediately prior to the Closing, the name of Parent will be changed to "Mayan Networks Corporation", and the certificate of incorporation of Parent, (i) accomplishing the creation of the Parent Common Stock for issuance in connection with the conversion of the Company Common Stock, Company Stock Options, Company Warrants and the conversion of the Convertible Subordinated Promissory Notes and
(ii) effecting the Reverse Stock Split of the Parent Common Stock, will become effective.

                                  ARTICLE III

               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

                  SECTION 3.01 Conversion of Shares. At the Effective Time, by virtue of the Merger, and without any action on the part of Parent, Company or the holders of any of the following securities:

                  (a) Each share of Common Stock, $.0001 par value, of Company ("Company Common Stock"), issued and outstanding immediately before the Effective Time (including shares of Company Common Stock issued upon conversion of Company Preferred Stock as provided in Section 3.01(c), but excluding those held in the treasury of Company and all rights in respect thereof, shall, forthwith cease to exist and be converted into the right to receive such number of shares of Common Stock, $.001 par value per share, of Parent ("Parent Common Stock"), equal to the Exchange Ratio, and cash in lieu of fractional shares pursuant to Section 3.04.

                  (b) Each share of Company Common Stock held in the treasury of Company immediately prior to the Effective Time shall be canceled and retired and no shares of stock or other securities of Parent, the Surviving Corporation or any other corporation shall be issuable, and no payment of other consideration shall be made, with respect thereto.

                  (c) Subject to the requisite approval of the holders of Company Preferred Stock, each share of (i) Series A Preferred Stock, (ii) Series B Preferred Stock, (iii) Series C Preferred Stock and (iv) Series D Preferred Stock issued and outstanding immediately before the Effective Time, shall, prior to the Effective Time be converted in accordance with its terms into Company Common Stock and become exchangeable for the number of shares of Parent Common Stock and cash in lieu of fractional shares pursuant to Section 3.04 as set forth in Section 3.01(a).

                  SECTION 3.02 Exchange of Shares Other than Treasury Shares.

                  (a) Exchange Agent. As of the Effective Time, Parent shall enter into an agreement with a bank or trust company reasonably acceptable to Company to act as exchange agent for the Merger (the "Exchange Agent").

                  (b) Parent to Provide Common Stock and Cash. Promptly after the Effective Time, Surviving Corporation shall make available to the Exchange Agent for the benefit of the holders of Company Common Stock and Company Preferred Stock: (i) certificates for Parent Common Stock ("Parent Certificates") representing the number of whole Parent Common Stock issuable pursuant to Section 3.01(a) in exchange for shares of Company Common Stock (including Company Common Stock issued in connection with the conversion of Company Preferred Stock pursuant to Section 3.01(c)) outstanding immediately prior to the Effective Time; and (ii) sufficient funds to permit payment in lieu of fractional shares pursuant to Section 3.04.

                  (c) Exchange Procedures. The Exchange Agent shall mail to each holder of record of certificates representing shares of Company Common Stock and Company Preferred Stock ("Company Certificates"), whose shares were converted into the right to receive Parent Common Stock (and cash in lieu of fractional shares pursuant to Section 3.04) promptly after the Effective Time: (i) a form letter of transmittal in form and substance satisfactory to Company, such approval not to be unreasonably withheld (which shall specify that delivery shall be effected, and risk of loss and title to the Company Certificates shall pass, only upon receipt of the Company Certificates by the Exchange Agent, and shall be in such form and have such other provisions as Parent may reasonably specify); and (ii) instructions for use in effecting the surrender of the

Company Certificates in exchange for Parent Certificates (and cash in lieu of any fractional share). Upon surrender of Company Certificates for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed, and such other documents as may be reasonably required by the Exchange Agent, the holder of such Company Certificates shall be entitled to receive in exchange therefor a Parent Certificate representing the number of whole Parent Common Stock that such holder has the right to receive pursuant to this Article III and payment of cash in lieu of any fractional share which such holder has the right to receive pursuant to Section 3.04, and the Company Certificates so surrendered shall be canceled. Until so surrendered, each outstanding Company Certificate that, prior to the Effective Time, represented shares of Company Common Stock or Company Preferred Stock will be deemed from and after the Effective Time, for all purposes, to evidence the right to receive the number of full shares of Parent Common Stock into which such shares of Company Common Stock or Company Preferred Stock, as the case may be, shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional share in accordance with Section 3.04. Notwithstanding any other provision of this Agreement, no interest will be paid or will accrue on any cash payable to holders of Company Certificates pursuant to the provisions of this
Article III.

                  (d) Distributions With Respect to Unexchanged Shares. No dividends or other distributions with respect to the Parent Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Company Certificate with respect to the Parent Common Stock represented thereby until the holder of record of such Company Certificate shall surrender such Company Certificate. Subject to the effect of applicable escheat or similar laws, following surrender of any such Company Certificate, there shall be paid to the record holder of the Parent Certificates issued in exchange therefor, without interest, at the time of such surrender, the amount of any such dividends or other distributions with a record date after the Effective Time theretofore payable (but for the provisions of this Section 3.02(d)) with respect to such shares of Parent Common Stock.

                  (e) Transfer of Ownership. If any Parent Certificate is to be issued in a name, or cash in lieu of a fractional share paid to a Person, other than that in which the Company Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance and/or payment thereof that the Company Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the Person requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of a Parent Certificate or payment of cash in lieu of fractional shares in any name other than that of the registered holder of the Company Certificate surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

                  (f) Termination of Exchange Agent Funding. Any portion of funds (including any interest earned thereon) or Parent Certificates held by the Exchange Agent which have not been delivered to holders of Company Certificates pursuant to this Article III within six months after the Effective Time shall promptly be paid or delivered, as appropriate, to Parent, and thereafter holders of Company Certificates who have not theretofore complied with the exchange procedures set forth in and contemplated by this Section 3.02 shall thereafter look only to Parent (subject to abandoned property, escheat and similar laws) only as general creditors thereof for their claim for shares of Parent Common Stock, any cash in lieu of fractional Parent Common Stock and any dividends or distributions (with a record date after the Effective Time) with respect to the shares of Parent Common Stock to which they are entitled.

                  (g) No Liability. Notwithstanding anything to the contrary in this Section 3.02, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to any Person in respect of any Parent Common Stock or cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                  SECTION 3.03 Stock Transfer Books. As of the Effective Time, the stock transfer books of Company shall each be closed, and there shall be no further registration of transfers of shares of Company Common Stock or Company Preferred Stock thereafter on any such stock transfer books. In the event of a transfer of ownership of shares of Company Common Stock or Company Preferred Stock that is not registered in the stock transfer records of Company at the Effective Time, a certificate or certificates representing the number of full shares of Parent Common Stock into which such shares of Company Common Stock or Company Preferred Stock, as the case may be, shall have been converted shall be issued to the transferee together with a cash payment in lieu of fractional shares, if any, in accordance with Section 3.04, and a cash payment in the amount of dividends, if any, in accordance with Section 3.02(d), if the Company Certificates representing such shares of Company Common Stock or Company Preferred Stock (which shall have been converted into Company Common Stock), as the case may be, is or are surrendered as provided in Section 3.02(c), accompanied by all documents required to evidence and effect such transfer and by evidence of payment of any applicable stock transfer tax.

                  SECTION 3.04 No Fractional Share Certificates. No scrip or Parent Certificate representing a fractional share of Parent Common Stock shall be issued upon the surrender for exchange of Company Certificates, and an outstanding fractional share interest shall not entitle the owner thereof to vote, to receive dividends or to any rights of a stockholder of Parent or of Surviving Corporation with respect to such fractional share interest. As promptly as practicable following the Effective Time, Parent shall deposit with the Exchange Agent an amount in cash sufficient for the Exchange Agent to pay each holder of Company Common Stock an amount in cash, rounded to the nearest whole cent, equal to the product obtained by multiplying (i) the fractional share interest to which such holder would otherwise be entitled (after taking into account all shares of Company Common Stock held at the Effective Time by such holder) by (ii) the Final Average Closing Price. As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Company Common Stock with respect to any fractional share interests, the Exchange Agent shall make available such amounts, net of any required withholding taxes, to such holders of Company Common Stock, subject to and in accordance with the terms of Section 3.02 hereof.

                  SECTION 3.05 Options to Purchase Company Common Stock.

                  (a) At the Effective Time, each option granted by the Company to purchase shares of Company Common Stock outstanding under the Company Stock Plan, including options transferred to such plan from the Company's 1997 Stock

Option Plan or otherwise listed on Schedule 3.05 of the Company Disclosure Schedule, whether vested or unvested ("Company Stock Options"), which is outstanding and unexercised immediately prior to the Effective Time and each warrant to purchase shares of Company Common Stock ("Company Warrants") which is outstanding and unexercised immediately prior to the Effective Time, shall be assumed by Parent and converted into an option or warrant, as the case may be, to purchase shares of Parent Common Stock in such number and at such exercise price as provided in (b) below but shall otherwise have the same terms and conditions as in effect immediately prior to the Effective Time (except to the extent that such terms, conditions and restrictions may be altered in accordance with their terms as a result of the Merger and except that all references in each such Company Stock Option or Company Warrant to Company shall be deemed to refer to Parent).

                  (b) The Company Stock Options or Company Warrants assumed by
Parent:

                  (i) shall be exercisable for that number of whole shares of Parent Common Stock equal to the product of (x) the number of shares of Company Common Stock that were issuable upon exercise of the Company Stock Option or Company Warrant immediately prior to the Effective Time and (y) the Exchange Ratio, rounded down, if necessary, to the next whole share; and

                  (ii) shall have an exercise price per share of Parent Common Stock issuable upon exercise of the assumed option or warrant equal to
         (x) the exercise price per share of Company Common Stock at which the Company Stock Option or Company Warrant was exercisable immediately prior to the Effective Time divided by (y) the Exchange Ratio, rounded up, if necessary, to the next whole cent.

                  Within 30 days after the Closing, Parent will issue to each Person, who immediately prior to the Effective Time held a Company Stock Option or Company Warrant, a document evidencing the foregoing changes. It is the intention of the parties that the options so assumed by Parent qualify, to the maximum extent permissible, following the Effective Time as incentive stock options as defined in Section 422 of the Code to the extent such options qualified as incentive stock options prior to the Effective Time.

                  (c) At the Effective Time, the Company Stock Plan shall be assumed by Parent.

                  (d) All outstanding rights of the Company which it holds immediately prior to the Effective Time to repurchase unvested shares of Company Common Stock (the "Repurchase Options") shall be assigned to Parent in the Merger and shall thereafter be exercisable by Parent upon the same terms and conditions in effect immediately prior to the Effective Time, except that the Parent Common Stock purchasable pursuant to the Repurchase Options and the purchase price per share shall be adjusted to reflect the Exchange Ratio.

                  SECTION 3.06 Certain Adjustments. If between the date of this Agreement and the Effective Time, the outstanding Parent Common Stock, Company Common Stock or Company Preferred Stock shall be changed into a different number of shares by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or any dividend payable in stock or other securities shall be declared thereon with a record date within such period, then each Exchange Ratio shall be adjusted accordingly to provide to Parent and Company the same economic effect as contemplated by this Agreement prior to such reclassification, recapitalization, split-up, combination, exchange or dividend.

                  SECTION 3.07 Lost, Stolen or Destroyed Certificates. In the event any Company Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Company Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Parent Common Stock (and cash in lieu of fractional shares) as may be required pursuant to Section 3.01, provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Company Certificates to indemnify Parent against any claim that may be made against Parent, the Surviving Corporation or the Exchange Agent with respect to the Company Certificates alleged to have been lost, stolen or destroyed.

                  SECTION 3.08 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Surviving Corporation, the officers and directors of Company are fully authorized in the name of their corporation or otherwise to take, and will use good faith efforts to take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF COMPANY

                  The Company hereby represents and warrants to Parent, subject to the exceptions specifically disclosed in writing in the Company Disclosure Schedule, all such exceptions to be referenced to a specific representation set forth in this Article IV, that:

                  SECTION 4.01 Organization and Qualification; Subsidiaries.

                  (a) The Company has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. The Company is duly qualified or licensed to do business, and is in good standing (to the extent applicable), in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

                  (b) There are no directly and indirectly owned Subsidiaries of the Company. Except as set forth in Schedule 4.01 of the Company Disclosure Schedule, the Company does not own an equity interest in any partnership or joint venture arrangement or other business entity that is material to the business, assets, liabilities, financial condition or results of operations of Company.

                  SECTION 4.02 Articles of Incorporation and Bylaws. The copies of Company's articles of incorporation and bylaws previously made available to Parent by Company are true, complete and correct copies thereof. Such articles of incorporation and bylaws are in full force and effect. The Company is not in violation of any of the provisions of its articles of incorporation or bylaws.

                  SECTION 4.03 Capitalization. The authorized capital stock of Company consists of 60,000,000 shares of Company Common Stock and 36,000,361 shares of Company Preferred Stock, of which 1,907,500 have been designated Series A Preferred Stock, all of which is issued and outstanding, 7,843,137 have been designated Series B Preferred Stock, all of which is issued and outstanding, 11,826,647 have been designated Series C Preferred Stock, 11,826,346 shares of which are issued and outstanding, and 14,423,077 have been designated Series D Preferred Stock, all of which is issued and outstanding. As of the date hereof, (i) 10,671,044 shares of Company Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable, (ii) no shares of Company Common Stock are held in the treasury of Company, (iii) 3,100,396 shares of Company Common Stock are reserved for future issuance upon exercise of outstanding Company Stock Options and 632,522 shares of Company Common Stock are reserved for future grant pursuant to the Company Stock Plan,
(iv) 88,236 shares of Company Common Stock are reserved for future issuance upon exercise of outstanding Company Warrants, (v) up to 1,967,471 shares of Company Common Stock are reserved for future issuance upon conversion of the Convertible Subordinated Promissory Notes and (vi) 36,000,060 shares of Company Common Stock are reserved for future issuance upon conversion of outstanding Company Preferred Stock. Each issued and outstanding share of Company Preferred Stock is validly issued, fully paid and non-assessable. Except for shares of Company Common Stock issuable pursuant to the Company Stock Plan and as otherwise set forth in herein or in Schedule 4.03 of the Company Disclosure Schedule, and the Repurchase Options, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which the Company is a party or by which Company is bound relating to the issued or unissued capital stock of Company or obligating Company to issue or sell any shares of capital stock of, or other equity interests in, the Company (the "Company Rights"). All shares of Company Common Stock subject to issuance as aforesaid, upon issuance prior to the Effective Time on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. Except for the Repurchase Options, there are no outstanding contractual obligations of Company to repurchase, redeem or otherwise acquire any shares of Company Common Stock or Company Preferred Stock. There are no outstanding contractual obligations of Company to provide funds to, or make any material investment (in the form of a loan, capital contribution or otherwise) in any Person.

                  SECTION 4.04 Authority Relative to this Agreement. The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and, subject to receipt of the Company shareholders' approval and the required statutory approvals, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than, with respect to the Merger, the approval of this Agreement by the holders of a majority of the outstanding shares of Company Common Stock and the holders of a majority of the outstanding shares of Company Preferred Stock entitled to vote with respect thereto at the Company Shareholders' Meeting (as defined in Section 7.01), the filing of the Certificate of Merger, and the filing and recordation of the Agreement of Merger as required by California Law). This Agreement has been duly executed and delivered by Company and, assuming the due authorization, execution and delivery by the Parent, constitutes the legal, valid and binding obligation of Company, enforceable against Company in accordance with its terms, except to the extent that enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by principles of equity regarding the availability of remedies.

                  SECTION 4.05 No Conflict; Required Filings and Consents.

                  (a) The execution and delivery of this Agreement by the Company does not, and the performance by Company of its obligations hereunder, and the consummation of the Merger will not, (i) conflict with or violate any provision of the articles of incorporation or bylaws of Company, (ii) assuming that all consents, approvals, authorizations and permits described in Section 4.05(b) have been obtained and all filings and notifications described in
Section 4.05(b) have been made, conflict with or violate any Law applicable to Company or by which any property or asset of Company is bound or affected or
(iii) result in any breach of or constitute a default (or an event which with the giving of notice or lapse of time or both could reasonably be expected to become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Company pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation, except in case of clauses (ii) and
(iii) for such conflicts, violations, breaches, defaults or rights as could not reasonably be expected individually or in the aggregate to have a Company Material Adverse Effect.

                  (b) The execution and delivery of this Agreement by Company does not, and the performance by Company of its obligations hereunder and the consummation of the Merger will not, require any consent, approval, authorization or permit of, or filing by Company with or notification by Company to, any Governmental Entity, except pursuant to applicable requirements of the Securities Act, Blue Sky Laws, the pre-merger notification requirements of the HSR Act, if any, the filing of the Certificate of Merger under the DGCL and the filing and recordation of the Agreement of Merger as required by California Law.

                  SECTION 4.06 Permits; Compliance with Laws. Company is in possession of all franchises, grants, authorizations, licenses, establishment registrations, product listings, permits, approvals and orders of any Governmental Entity necessary for Company to own, lease and operate its properties and assets or otherwise to carry on its business as it is now being conducted, other than those, the failure of which to possess, could not reasonably be expected to have, individually, or in the aggregate, a Company Material Adverse Effect (collectively, the "Company Permits"), and, as of the date of this Agreement, none of the Company Permits has been suspended or cancelled nor is any such suspension or cancellation pending or, to the Knowledge of Company, threatened in writing. The Company is not in conflict with, or in default or violation of, (i) any Law applicable to Company or by which any property or asset of Company is bound or affected or (ii) any Company Permits, which would prevent the Company from consummating the transactions contemplated hereby.

                  SECTION 4.07 Financial Statements.

                  (a) Company has delivered to Parent copies of (i) the audited condensed balance sheets of the Company at June 30, 2000, together with related audited condensed statement of operations, stockholders' equity and cash flows for the year ended June 30, 2000 and the notes thereto and (ii) the unaudited condensed balance sheets of the Company at December 31, 2000, together with the related condensed statements of operations and cash flows for the six-month period ended December 31, 2000 and the notes thereto (collectively, the "Company Financial Statements"). The Company Financial Statements were prepared in accordance with GAAP (subject to normal year end adjustments, which adjustments are not material) applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each presented fairly the financial position of Company as at the respective dates thereof, and its results of operations and cash flows for the period indicated therein, except as otherwise noted therein (subject to normal and recurring immaterial year-end adjustments).

                  (b) Except as and to the extent set forth or reserved against on the condensed balance sheet of Company as of December 31, 2000, the Company has no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet or in notes thereto prepared in accordance with GAAP, except for (i) liabilities or obligations which individually or in the aggregate could not reasonably be expected to have a Company Material Adverse Effect or (ii) liabilities or obligations incurred in the ordinary course of business consistent with past practice since December 31, 2000.

                  SECTION 4.08 Certain Tax Matters. Neither the Company nor, to the Knowledge of Company, any of its Affiliates has taken or agreed to take any action (other than actions contemplated by this Agreement) that could reasonably be expected to prevent the Merger from constituting a "reorganization" within the meaning of Section 368(a) of the Code. The Company is not aware of any agreement or plan to which the Company or any of its Affiliates is a party or other circumstances relating to Company or any of its Affiliates that could reasonably be expected to prevent the Merger from being so treated as a or from so qualifying as a reorganization under Section 368(a) of the Code.

                  SECTION 4.09 Litigation. There is no suit, claim, action, proceeding or investigation pending or, to the Knowledge of Company, threatened against Company that could reasonably be expected to prevent the Company from consummating the transactions contemplated hereby. The Company is not aware of any facts or circumstances that could reasonably be expected to result in the denial of insurance coverage under policies issued to Company in respect of such suits, claims, actions, proceedings and investigations, except in any case as could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company is not subject to any outstanding order, writ, injunction or decree which could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or materially interfere with Company's ability to consummate the transactions contemplated hereby.

                  SECTION 4.10 Affiliates. Schedule 4.10 of the Company Disclosure Schedule sets forth the names and addresses of each Person who is, in the Company's reasonable judgment, an affiliate (as such term is used in Rule 145 under the Securities Act) of the Company.

                  SECTION 4.11 Brokers. No broker, finder or investment banker (other than Company Financial Advisor) is entitled to any brokerage, finder's or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of Company.

                  SECTION 4.12 Information Supplied. None of the information supplied or to be supplied by Company for inclusion in (a) the Registration Statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of shares of Parent Common Stock in the Merger (including the joint proxy statement and prospectus, together with any amendments thereto (the "Joint Proxy Statement/Prospectus"), constituting a part thereof) (the "S-4 Registration Statement") will, at the time the S-4 Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, and (b) the Joint Proxy Statement/Prospectus and any amendment or supplement thereto will, at the date such information is supplied and at the time of the meetings of the Company shareholders and Parent stockholders to be held to approve or adopt, as the case may be, this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary in order to make the statement therein, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                                    OF PARENT

                  The Parent hereby represents and warrants to Company, subject to the exceptions specifically disclosed in the Parent Disclosure Schedule which shall have been provided to the Company at least two days prior to the date of execution of this Agreement, all such exceptions to be referenced to a specific representation set forth in this Article V, that:

                  SECTION 5.01 Organization and Qualification; Subsidiaries.

                  (a) The Parent and each directly and indirectly owned Subsidiary of Parent (the "Parent Subsidiaries"), has been duly organized and is validly existing and in good standing (to the extent applicable) under the laws of the jurisdiction of its incorporation or organization, as the case may be, and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. The Parent and each Parent Subsidiary is duly qualified or licensed to do business, and is in good standing (to the extent applicable), in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

                  (b) Schedule 5.01 of the Parent Disclosure Schedule sets forth, as of the date of this Agreement, a true and complete list of each Parent Subsidiary and each entity in which Parent owns a 15% or greater equity interest, together with the jurisdiction of incorporation or organization of each Parent Subsidiary and the percentage of each Parent Subsidiary's outstanding capital stock or other equity interests owned by Parent or another Parent Subsidiary. Except as set forth in Schedule 5.01 of the Parent Disclosure Schedule, neither the Parent nor any Parent Subsidiary owns an equity interest in any partnership or joint venture arrangement or other business entity that is material to the business, assets, liabilities, financial condition or results of operations of the Parent and the Parent Subsidiaries, taken as a whole.

                  SECTION 5.02 Certificate of Incorporation and Bylaws. The copies of Parent's certificate of incorporation and bylaws previously made available to the Company by Parent are true, complete and correct copies thereof. Such certificate of incorporation and bylaws are in full force and effect. The Parent is not in violation of any of the provisions of its certificate of incorporation or bylaws. The certificate of incorporation and bylaws of Parent contains a provision authorizing Parent to provide indemnification of its officers and directors to the fullest extent permitted under Delaware Law.

                  SECTION 5.03 Capitalization.

                  (a) The authorized capital stock of Parent consists of 40,000,000 shares of Parent Common Stock and 2,000,000 shares of preferred stock. As of the date hereof (i) 13,083,720 shares of Parent Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable, (ii) no shares of Parent Common Stock are held in the treasury of Parent, (iii) no shares of Parent Common Stock are held by the Parent Subsidiaries, and (iv) 3,014,526 shares of Parent Common Stock are reserved for future issuance upon exercise of outstanding options to purchase shares of Parent Common Stock under the Parent Stock Plans and pursuant to option grants which were not made under the Parent Stock Plans ("Parent Stock Options"), and 2,602,348 shares of Parent Common Stock are reserved for future issuance upon exercise of outstanding warrants to purchase shares of Parent Common Stock ("Parent Warrants"). Except for the Parent Warrants and Parent Common Stock issuable pursuant to the Parent Stock Plans, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which Parent is a party or by which Parent is bound relating to the issued or unissued capital stock of Parent or any Parent Subsidiary or obligating Parent or any Parent Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, Parent or any Parent Subsidiary. All Parent Common Stock subject to issuance as aforesaid, upon issuance prior to the Effective Time on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. The Parent Common Stock and Parent Warrants issued pursuant to the Common Stock Purchase Agreement dated as of February 24, 2000 by and among Parent and certain purchasers listed therein, were duly approved for issuance by the vote of the Parent stockholders in accordance with the rules of the NNM and applicable law. Parent has not received any notices from Nasdaq or the NASD stating that Parent Common Stock is subject to potential delisting from the NNM. There are no outstanding contractual obligations of Parent or any Parent Subsidiary to repurchase, redeem or otherwise acquire any Parent Common Stock or any capital stock of any Parent Subsidiary. Schedule 5.03(a) includes a true and correct copy of the capitalization table of Parent, which capitalization table accurately reflects the fully diluted capitalization of Parent as of the date hereof. Each outstanding share of capital stock of each Parent Subsidiary is duly authorized, validly issued, fully paid and nonassessable and each such share owned by Parent or another Parent Subsidiary is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on Parent's or such other Parent Subsidiary's voting rights, charges and other encumbrances of any nature whatsoever. There are no outstanding contractual obligations of Parent or any Parent Subsidiary to provide funds to, or make any material investment (in the form of a loan, capital contribution or otherwise) in, any Parent Subsidiary or any other Person. Except as disclosed in Schedule 5.03(b) of the Parent Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not, either by themselves or in conjunction with other possible events (including termination of employment or service), result in the acceleration of the exercisability of any outstanding Parent Stock Options, or the acceleration of the vesting schedules applicable to the shares subject to those options or to any unvested shares issued and outstanding under the Parent Stock Plans and the applicable restricted stock agreements or any other modification to such options or unvested shares. True and complete copies of all agreements and instruments relating to Parent Stock Options or issued under the Parent Stock Plans have been provided to the Company, and such agreements and instruments have not been amended, modified or supplemented, and, except as specifically set forth herein, there are no agreements to amend, modify or supplement such agreements or instruments in any case from the form provided to the Company. Schedule 5.03(c) of the Parent Disclosure Schedule sets forth (i) exercises of Parent Stock Options which were granted under the Parent's 1992 and 1994 Stock Plans or outside of any Parent Stock Plan and Parent Stock Options granted under Parent's 1995 and 1996 Plans prior to registration of shares of Parent Common Stock under such Parent Option Plans on a Form S-8 Registration Statement and (ii) the applicable exemption from the registration requirements of the Securities Act.

                  (b) All of the shares of Parent Common Stock to be issued (i) in connection with the Merger, when issued in accordance with this Agreement, and (ii) upon the conversion of any Company Right, including any Company Stock Option or Company Warrant, to purchase shares of Parent Common Stock, when issued upon exercise thereof following the Effective Time, will be validly issued, fully paid and nonassessable and will not be subject to preemptive rights or similar contractual rights granted by Parent. Additionally, all of the shares of Parent Common Stock to be issued (i) in connection with the Merger, when issued in accordance with this Agreement, and (ii) upon the conversion of any Company Right, including any Company Stock Option or Company Warrant, to purchase shares of Parent Common Stock, when issued upon exercise thereof following the Effective Time, will be issued in compliance with all applicable state securities laws. Furthermore, all of the shares of Parent Common Stock to be issued (i) in connection with the Merger, when issued in accordance with this Agreement, and (ii) upon the conversion of any Company Right, including any Company Stock Option or Company Warrant, to purchase shares of Parent Common Stock, when issued upon exercise thereof following the Effective Time, will be qualified for listing on the NNM.

                  SECTION 5.04 Authority Relative to this Agreement. Parent has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and, subject to receipt of Parent stockholders' approval and the required statutory approvals, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and the consummation by Parent of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Parent are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than the approval of the Share Issuance (as defined in Section 7.01) by the requisite vote of stockholders of Parent at the Parent Stockholders' Meeting (as defined in Section 7.01), the filing of the Certificate of Merger under the DGCL and the filing and recordation of the Agreement of Merger as required by California Law). This Agreement has been duly executed and delivered by Parent, and, assuming the due authorization, execution and delivery by Company, constitutes a legal, valid and binding obligation of Parent enforceable against Parent in accordance with its terms, except to the extent that enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by principles of equity regarding the availability of remedies.

                  SECTION 5.05 No Conflict; Required Filings and Consents.

                  (a) Except as disclosed in Section 5.05 of the Parent Disclosure Schedule, the execution and delivery of this Agreement by Parent does not, and the performance by Parent of its obligations hereunder and the consummation of the Merger will not, (i) conflict with or violate any provision of the certificate of incorporation or bylaws of Parent or any equivalent organizational documents of any Parent Subsidiary, (ii) assuming that all consents, approvals, authorizations and permits described in Section 5.05(b) have been obtained and all filings and notifications described in Section 5.05(b) have been made, conflict with or violate any Law applicable to Parent or any Parent Subsidiary or by which any property or asset of Parent or any Parent Subsidiary is bound or affected or (iii) result in any breach of or constitute a default (or an event which with the giving of notice or lapse of time or both could reasonably be expected to become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Parent or any Parent Subsidiary pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation, except in case of clauses (ii) and (iii) for such conflicts, violations, breaches, defaults or rights as could not reasonably be expected individually or in the aggregate to have a Parent Material Adverse Effect.

                  (b) The execution and delivery of this Agreement by Parent does not, and the performance by Parent of its obligations hereunder, and the consummation of the Merger will not, require any consent, approval, authorization or permit of, or filing by Parent with or notification by Parent to, any Governmental Entity, except pursuant to applicable requirements of the Exchange Act, the Securities Act, Blue Sky Laws, the rules and regulations of the NNM, the pre-merger notification requirements of the HSR Act, if any, the filing of the Certificate of Merger under the DGCL and the filing and recordation of the Agreement of Merger as required by California Law.

                  SECTION 5.06 Permits; Compliance with Laws. Parent and each of the Parent Subsidiaries are in possession of all franchises, grants, authorizations, licenses, establishment registrations, product listings, permits, approvals and orders of any Governmental Entity necessary for Parent or any Parent Subsidiary to own, lease and operate its properties and assets or otherwise to carry on its business as it is now being conducted, other than those, the failure of which to possess, could not reasonably be expected to have, individually, or in the aggregate, a Parent Material Adverse Effect (collectively, the "Parent Permits"), and, as of the date of this Agreement, none of the Parent Permits has been suspended or cancelled nor is any such suspension or cancellation pending or, to the Knowledge of Parent, threatened in writing. Neither Parent nor any Parent Subsidiary is in conflict with, or in default or violation of, (i) any Law applicable to Parent or any Parent Subsidiary or by which any property or asset of Parent or any Parent Subsidiary is bound or affected or (ii) any Parent Permits, except for such conflicts, defaults or violations that could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Schedule
5.06 of the Parent Disclosure Schedule sets forth, as of the date of this Agreement, all actions, proceedings, investigations or surveys pending or, to the Knowledge of Parent, threatened in writing against Parent or any Parent Subsidiary that could reasonably be expected to result in the suspension or cancellation of any Parent Permit. Since January 1, 2001, neither Parent nor any Parent Subsidiary has received from any Governmental Entity any written notification with respect to possible conflicts, defaults or violations of Laws.

                  SECTION 5.07 SEC Filings; Financial Statements.

                  (a) Parent has filed all forms, reports, statements and documents required to be filed by it with the SEC and the NNM since January 31, 1995 (collectively, together with any such forms, reports, statements and documents (including exhibits thereto) Parent may file or furnish subsequent to the date hereof until the Closing, the "Parent Reports"). Each Parent Report (i) was prepared in accordance with the requirements of the Securities Act, the Exchange Act or the NNM, as the case may be, and (ii) did not at the time it was filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Parent will file its Annual Report on Form 10-K with the SEC in a timely manner in accordance with the requirements of the Exchange Act. No Parent Subsidiary is subject to the periodic reporting requirements of the Exchange Act or required to file any form, report or other document with the SEC, the NNM, any other stock exchange or any other comparable Governmental Entity.

                  (b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Parent Reports was prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the absence of footnotes and subject to normal year end adjustments, which adjustments are not material) applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each presents fairly the consolidated financial position of Parent and the Parent Subsidiaries as at the respective dates thereof, and their consolidated results of operations, stockholders' equity and cash flows for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring immaterial year-end adjustments).

                  (c) Except as and to the extent set forth or reserved against on the consolidated balance sheet of Parent and the Parent Subsidiaries as of December 31, 2000 as reported in the Parent Reports, neither Parent nor any Parent Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent, matured, unmatured or otherwise) that would be required to be reflected on a balance sheet or in notes thereto prepared in accordance with GAAP, and neither Parent nor any Parent Subsidiary knows of any basis for such liabilities, except for (i) liabilities or obligations which individually or in the aggregate could not be reasonably expected to have a Parent Material Adverse Effect, or (ii) liabilities or obligations incurred in the ordinary course of business consistent with past practice since December 31, 2000.

                  (d) Section 5.07 of the Parent Disclosure Schedule includes copies of the unaudited consolidated balance sheets of the Parent and the Parent Subsidiaries at December 31, 2000, together with related unaudited consolidated statement of operations, stockholders' equity and cash flows for the year ended December 31, 2000 and the notes thereto (the "Parent Financial Statements"). The Parent Financial Statements were prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto), are accurate in all material respects and each presents fairly the consolidated financial position of Parent and the Parent Subsidiaries as at the respective dates thereof, and their consolidated results of operations, stockholders' equity and cash flows for the respective periods indicated therein, except as otherwise noted therein (subject to immaterial year-end adjustments). The Audited Parent Financial Statements (as defined in
Section 6.07(a) below) will not contain any material changes from the Parent Financial Statements.

                  SECTION 5.08 Certain Tax Matters. Neither Parent nor, to the Knowledge of Parent, any of its Affiliates has taken or agreed to take any action (other than actions contemplated by this Agreement) that could reasonably be expected to prevent the Merger from constituting a "reorganization" within the meaning of Section 368(a) of the Code. Parent is not aware of any agreement or plan to which Parent or any of its Affiliates is a party or other circumstances relating to Parent or any of its Affiliates that could reasonably be expected to prevent the Merger from so qualifying as a reorganization under
Section 368(a) of the Code.

                  SECTION 5.09 Litigation. Except as disclosed in Schedule 5.09 of the Parent Disclosure Schedule, there is no suit, claim, action, proceeding or investigation pending or, to the Knowledge of Parent, threatened against Parent or any Parent Subsidiary that could reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect or materially interfere with Parent's ability to consummate the transactions contemplated herein, and, to the Knowledge of Parent, there are no existing facts or circumstances that could reasonably be expected to result in such a suit, claim, action, proceeding or investigation. Parent is not aware of any facts or circumstances which could reasonably be expected to result in the denial of insurance coverage under policies issued to Parent and Parent Subsidiaries in respect of such suits, claims, actions, proceedings and investigations, except in any case as could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Neither Parent nor any Parent Subsidiary is subject to any outstanding order, writ, injunction or decree which could reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect or materially interfere with Parent's ability to consummate the transactions contemplated herein.

                  SECTION 5.10 Absence of Certain Changes or Events. Except as otherwise set forth on Schedule 5.10 of the Parent Disclosure Schedule, since December 31, 2000, Parent and the Parent Subsidiaries have conducted their businesses only in the ordinary course consistent with past practice and, since such date, there has not been (i) any Parent Material Adverse Effect, (ii) any event that could reasonably be expected to prevent or materially delay the performance of Parent's obligations pursuant to this Agreement and the consummation of the Merger, (iii) any material change by Parent in its accounting methods, principles or practices, (iv) any declaration, setting aside or payment of any dividend or distribution in respect of the Parent Common Stock or any redemption, purchase or other acquisition of any of Parent's securities,
(v) except in the ordinary course of business consistent with past practice, any increase in the compensation or benefits or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any executive officers of Parent or any Parent Subsidiary, (vi) any issuance or sale of any stock, notes, bonds or other securities other than pursuant to the exercise of outstanding securities, or entering into any agreement with respect thereto, (vii) any amendment to the Parent's certificate of incorporation or bylaws, (viii) other than in the ordinary course of business, any (x) purchase, sale, assignment or transfer of any material assets, (y) mortgage, pledge or the institution of any lien, encumbrance or charge on any material assets or properties, tangible or intangible, except for liens for taxes not yet delinquent and such other liens, encumbrances or charges which do not, individually or in the aggregate, have a Parent Material Adverse Effect, or (z) waiver of any rights of material value or cancellation or any material debts or claims, (ix) any incurrence of any material liability (absolute or contingent), except for current liabilities and obligations incurred in the ordinary course of business consistent with past practice, (x) any incurrence of any damage, destruction or similar loss, whether or not covered by insurance, materially affecting the business or properties of Parent or any Parent Subsidiary, or (xi) any entering into any transaction of a material nature, or any agreement to enter into any such transaction (except the Merger), other than in the ordinary course of business, consistent with past practices.

                  SECTION 5.11 Employee Benefit Plans.

                  (a) With respect to each employee benefit fund, plan, program, arrangement and contract (including, without limitation, any "employee benefit plan," as defined in Section 3(3) of ERISA) maintained, sponsored or contributed to or required to be contributed to by Parent or any Parent Subsidiary or other trade or business (whether or not incorporated) treated as a single employer with Parent (a "Parent ERISA Affiliate") pursuant to Code Section 414(b), (c),
(m) or (o) is a party, or with respect to which Parent or any Parent ERISA Affiliate could incur liability under Section 4069, 4212(c) or 4204 of ERISA or
Section 412 of the Code (the "Parent Benefit Plans"), Parent has made available to Company a true, complete and correct copy of (i) such Parent Benefit Plan and the most recent summary plan description related to such Parent Benefit Plan, if a summary plan description is required therefor, (ii) each trust agreement or other funding arrangement relating to such Parent Benefit Plan, (iii) the most recent annual report (Form 5500) filed with the IRS) with respect to such Parent Benefit Plan, (iv) the most recent actuarial report or financial statement relating to such Parent Benefit Plan and (v) the most recent determination letter issued by the IRS with respect to such Parent Benefit Plan, if it is qualified under Section 401(a) of the Code. Neither Parent nor any Parent Affiliate has any express or implied commitment, whether legally enforceable or not, to modify, change or terminate any Parent Benefit Plan, other than with respect to a modification, change or termination required by ERISA or the Code.

                  (b) Each Parent Benefit Plan has been administered in accordance with its terms and all applicable laws, including, without limitation, ERISA and the Code, and all contributions required to be made under the terms of any of the Parent Benefit Plans as of the date of this Agreement have been timely made or have been reflected on the most recent consolidated balance sheet filed or incorporated by reference in the Parent Reports filed prior to the date of this Agreement. With respect to the Parent Benefit Plans, no event has occurred and, to the Knowledge of Parent, there exists no condition or set of circumstances in connection with which Parent or any Parent ERISA Affiliate could be subject to any liability (other than for routine benefit liabilities) under the terms of such Parent Benefit Plans, ERISA, the Code or any other applicable Law.

                  (c) Except as disclosed in Schedule 5.11 of the Parent Disclosure Schedule, (i) each Parent Benefit Plan which is intended to be qualified under Section 401(a) of the Code or Section 401(k) of the Code has received or is currently awaiting receipt of a favorable determination letter from the IRS as to its qualified status under the Code, and each trust established in connection with any Parent which is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a determination letter from the IRS that it is so exempt, and no fact or event has occurred since the date of such determination letter from the IRS to adversely affect the qualified status of any such Parent Benefit Plan or the exempt status of any such trust; (ii) there has been no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Parent Benefit Plan; (iii) each Parent Benefit Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability, other than (A) liability for ordinary administrative expenses typically incurred in a termination event or (B) if the Parent Benefit Plan is a pension benefit plan subject to Part 2 of Title I of ERISA, liability for the accrued benefits as of the date of such termination (if and to the extent required by ERISA) to the extent that either (x) there are sufficient assets set aside in a trust or insurance contract to satisfy such liability or (y) such liability is reflected on the most recent consolidated balance sheet included in the Parent Reports filed prior to the date of this Agreement. No suit, administrative proceeding, action or other litigation has been brought, or to the Knowledge of Parent is threatened, against or with respect to any such Parent Benefit Plan, including any audit or inquiry by the IRS or United States Department of Labor (other than routine benefits claims).

                  (d) No Parent Benefit Plan is a multi-employer pension plan (as defined in Section 3(37) of ERISA) or other pension plan subject to Title IV of ERISA and neither the Parent nor any Parent ERISA Affiliate has sponsored or contributed to or been required to contribute to a multi-employer pension plan or other pension plan subject to Title IV of ERISA. No liability under Title IV of ERISA has been incurred by Parent or any Parent ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to Parent or any Parent ERISA Affiliate of incurring or being subject (whether primarily, jointly or secondarily) to a material liability thereunder. None of the assets of Parent or any Parent ERISA Affiliate is, or may reasonably be expected to become, the subject of any lien arising under ERISA or Section 412(n) of the Code.

                  (e) With respect to each Parent Benefit Plan that is subject to Title IV or Part 3 of Title I of ERISA or Section 412 of the Code, (i) no reportable event (within the meaning of Section 4043 of ERISA, other than an event that is not required to be reported before or within thirty days of such event) has occurred or is expected to occur, (ii) there was not an accumulated funding deficiency (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, as of the most recently ended plan year of such Parent Benefit Plan; and (iii) there is no "unfunded benefit liability" (within the meaning of Section 4001(a)(18) of ERISA).

                  (f) Parent has set forth on Schedule 5.11(f) of the Parent Disclosure Schedule and has delivered to Company true, complete and correct copies of (i) all employment agreements with officers and all consulting and other advisory agreements of Parent and each Parent Subsidiary providing for annual compensation in excess of $100,000, (ii) all severance plans, agreements, programs and policies of Parent and each Parent Subsidiary with or relating to their respective employees, directors, advisory committee members or consultants, and (iii) all plans, programs, agreements and other arrangements of Parent and each Parent Subsidiary with or relating to their respective employees, directors or consultants which contain "change of control" provisions. No payment or benefit which will be made by Parent or any Parent Subsidiary under any Parent Benefit Plan or other arrangement will constitute an excess parachute payment under Code Section 280G(b)(1), and, except as disclosed in Schedule 5.11(f) of the Parent Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not individually or in conjunction with any other possible event (including termination of employment)
(i) entitle any current or former employee or other service provider of Parent or any Parent Subsidiary to severance benefits or any other payment, compensation or benefit (including forgiveness of indebtedness), except as expressly provided by this Agreement, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation or benefit due any such employee or service provider.

                  Except as required by Law, no Parent Benefit Plan provides any of the following retiree or post-employment benefits to any Person: medical, disability or life insurance benefits. To the Knowledge of Parent, Parent and the Parent ERISA Affiliates are in material compliance with (i) the requirements of the applicable health care continuation and notice provisions of COBRA and the regulations (including proposed regulations) thereunder and (ii) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996 and the regulations (including the proposed regulations) thereunder.

                  SECTION 5.12 Employment and Labor Matters.

                  (a) Neither Parent nor any Parent Subsidiary is a party to any collective bargaining or other labor union contract applicable to Persons employed by Parent or any Parent Subsidiary, no collective bargaining agreement is being negotiated by Parent or any Parent Subsidiary and Parent and Parent Subsidiaries have no duty to bargain with any labor organization with respect to any such persons. There is no pending demand for recognition or any other request or demand from a labor organization for representative status with respect to any persons employed by Parent and Parent Subsidiaries. As of the date of this Agreement, there is no labor dispute, strike or work stoppage against Parent or any Parent Subsidiary pending or, to the Knowledge of Parent, threatened which may interfere with the respective business activities of Parent or any Parent Subsidiary. As of the date of this Agreement, neither Parent nor any Parent Subsidiary, or, to the Knowledge of Parent, any of their respective representatives or employees, has committed any unfair labor practice in connection with the operation of the respective businesses of Parent or any Parent Subsidiary, and there is no charge or complaint against Parent or any Parent Subsidiary by the National Labor Relations Board or any comparable Governmental Entity pending or threatened.

                  (b) Parent and Parent Subsidiaries have complied, in all material respects with the National Labor Relations Act, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Fair Labor Standards Act, the Securities Act of 1933, as amended (the "Securities Act"), and all other Laws pertaining to Parent and Parent Subsidiaries relations with its employees. Parent and Parent Subsidiaries have no liability for any arrearages of wages. Except as disclosed in Schedule 5.12(b) of the Parent Disclosure Schedule, Parent and Parent Subsidiaries have no pending unfair labor practice charges, contract grievances under any collective bargaining agreement, other administrative charges, claims, grievances or lawsuits before any court, governmental agency, regulatory body, or arbiter arising under any Law governing any Plan, and, to the Knowledge of Parent and Parent Subsidiaries , there exist no facts that could reasonably be expected to give rise to such a claim.

                  (c) Parent and Parent Subsidiaries have made available to Company a list of the names, positions and rates of compensation of all officers, directors, employees and consultants of Parent and Parent Subsidiaries, as of the date hereof, showing each such person's name, positions, and annual remuneration, bonuses and fringe benefits for the current fiscal year and the most recently completed fiscal year. With respect to any persons employed by Parent and Parent Subsidiaries , Parent and Parent Subsidiaries are in material compliance with all Laws respecting employment conditions and practices, have withheld all amounts required by any applicable Laws to be withheld from wages or any taxes or penalties for failure to comply with any of the foregoing.

                  (d) With respect to any persons employed by Parent and Parent Subsidiaries, (i) Parent and Parent Subsidiaries have not violated any legal requirement prohibiting discrimination on the basis of race, color, national origin, sex, religion, age, marital status, or handicap in its employment conditions or practices; and (ii) except as disclosed in Schedule 5.12(d) of the Parent Disclosure Schedule, there are no pending or, to the Knowledge of Parent and Parent Subsidiaries, threatened discrimination complaints relating to race, color, national origin, sex, religion, age, marital status, or handicap against Parent and Parent Subsidiaries before any Government Entity nor, to the Knowledge of Parent and Parent Subsidiaries, does any basis therefor exist.

                  (e) Parent and Parent Subsidiaries have complied, in all material respects, with all Laws governing the employment of personnel by U.S. companies and the employment of non-U.S. nationals in the United States, including, but not limited to, the Immigration and Nationality Act 8 U.S.C. Sections 1101 et seq. and its implementing regulations.

                  SECTION 5.13 Contracts. Except for the contracts and agreements described in Schedule 5.13 of the Parent Disclosure Schedule (collectively, the "Parent Material Contracts"), neither Parent nor the Parent Subsidiaries is a party to or bound by any material contract, including without limitation, the following contracts (which for purposes of this Agreement shall be deemed Parent Material Contracts):

                  (a) any material distributor, sales, advertising, agency or manufacturer's representative contract;

                  (b) any continuing contract for the purchase of materials, supplies, equipment or services involving in the case of any such contact more than $300,000 per annum;

                  (c) any contract that expires or may be renewed at the option of any Person other than the Parent so as to expire more than one year after the date of this Agreement;

                  (d) any trust indenture, mortgage, promissory note, loan agreement or other contract for the borrowing of money, any currency exchange, commodities or other hedging arrangement or any leasing transaction of the type required to be capitalized in accordance with GAAP;

                  (e) any contract for capital expenditures in excess of $300,000 in the aggregate;

                  (f) any contract limiting the freedom of the Parent or any Parent Subsidiary to engage in any line of business or to compete with any other Person, or any material confidentiality, secrecy or non-disclosure contract or confidentiality, secrecy or non-disclosure contract entered into other than in the ordinary course of business consistent with past practice;

                  (g) any contract pursuant to which the Parent or any Parent Subsidiary is a lessor or lessee of any machinery, equipment, motor vehicles, office furniture, fixtures or other personal property involving in the case of any such contract more than $300,000 per annum;

                  (h) any contract with any Person with whom the Parent or any Parent Subsidiary does not deal at arm's length within the meaning of the Code; or

                  (i) any agreement of guarantee, support, indemnification, assumption or endorsement of, or any similar commitment with respect to, the obligations, liabilities (whether accrued, absolute, contingent or otherwise) or indebtedness of any other Person.

                  Parent and each Parent Subsidiary has performed all of the material obligations required to be performed by it and is entitled to all material benefits under, and to the Knowledge of Parent, is not alleged to be in default in respect of any Parent Material Contract. Each of the Parent Material Contracts is in full force and effect, unamended, and there exists no default or event of default or event, occurrence, condition or act, with respect to Parent or any Parent Subsidiary or to the Knowledge of Parent with respect to the other contracting party, which, with the giving of notice or the lapse of time would become a default or event of default under any Parent Material Contract. True, correct and complete copies of all Parent Material Contracts have been delivered or made available to Company.

                  SECTION 5.14 Business Relationships. Neither Parent nor any Parent Subsidiary believes, or is aware of any circumstances that could reasonably lead them to believe that the Merger may have an adverse impact on any arrangements or relationships with customers, suppliers, distributors or corporate partners.

                  SECTION 5.15 Environmental Matters. Except as could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, (i) Parent and the Parent Subsidiaries are in compliance with all applicable Environmental Laws and all Parent Permits required by Environmental Laws; (ii) all past noncompliance of Parent or any Parent Subsidiary with Environmental Laws or Environmental Permits has been resolved without any pending, ongoing or future obligation, cost or liability; and (iii) neither Parent nor any Parent Subsidiary has released a Hazardous Material at, or transported a Hazardous Material to or from, any real property currently or formerly owned, leased or occupied by Parent or any Parent Subsidiary, in violation of any Environmental Law.

                  SECTION 5.16 Intellectual Property.

                  (a) Section 5.16(a) of the Parent Disclosure Schedule contains an accurate and complete list of all patents and patent applications, trademarks, service marks, Internet domain names and applications therefor, and copyrights and copyright applications, which are part of the Parent Intellectual Property and which have been issued or registered by, or filed with, any United States, foreign or international governmental or other body having authority to issue, register or review the same, including all patent applications that the Parent intends to file prior to the Effective Time.

                  (b) Except as provided in Section 5.16(b) of the Parent Disclosure Schedule, the Parent Intellectual Property is: (i) owned solely and exclusively by Parent or a Parent Subsidiary, free and clear of any and all mortgages, pledges, liens, security interests, conditional sale agreements or encumbrances, of any kind; or (ii) rightfully used or otherwise enjoyed by Parent or its Subsidiaries pursuant to one or more license agreements, each of which such license agreements are, to the Knowledge of Parent and each Parent Subsidiary, valid and enforceable.

                  (c) Except as disclosed in Schedule 5.16(c) of the Parent Disclosure Schedule, no action is currently pending which asserts that Parent or any Parent Subsidiary is infringing any Intellectual Property of any Person, and neither Parent nor any Parent Subsidiary has received notice from any Person within the past twenty four months asserting that Parent or any Parent Subsidiary is infringing any Intellectual Property of any such Person. No action is currently pending which asserts that any Person is infringing any Parent Intellectual Property, and neither Parent nor any Parent Subsidiary has asserted any claim of such infringement against any Person within the past twenty four months.

                  (d) Parent and its Subsidiaries have secured valid written assignments from all consultants and employees who contributed to the creation or development of Parent Intellectual Property of the rights to such contributions that Parent and its Subsidiaries do not already own by operation of law.

                  (e) Parent and its Subsidiaries have taken all necessary and appropriate steps to protect and preserve the confidentiality of all Parent Intellectual Property ("Confidential Information"). All use, disclosure or appropriation of Confidential Information owned by Parent or any of its Subsidiaries by or to a third party has been pursuant to the terms of a written agreement between Parent or the applicable Subsidiary and such third party. All use, disclosure or appropriation of Confidential Information not owned by Parent or its Subsidiaries has been pursuant to the terms of a written agreement between Parent and its Subsidiaries and the owner of such Confidential Information, or is otherwise lawful.

                  SECTION 5.17 Taxes.

                  (a) Parent and each of the Parent Subsidiaries, and any consolidated, combined, unitary or aggregate group for Tax purposes of which Parent or any Parent Subsidiary is or has been a member, have properly completed and timely filed all Tax Returns required to be filed by them and have paid all Taxes shown thereon to be due. Parent has provided adequate accruals in accordance with GAAP in its December 31, 2000 balance sheet contained in the Parent Financial Statements (the "Parent December 2000 Balance Sheet") for any Taxes that as of December 31, 2000 have not been paid, whether or not shown as being due on any Tax Returns. Parent and the Parent Subsidiaries have no material liability for unpaid Taxes accruing after December 31, 2000 except for Taxes incurred in the ordinary course of business subsequent to December 31, 2000.

                  (b) There is (i) no material claim for Taxes that is secured by a lien against the property of Parent or any Parent Subsidiary or is being asserted against Parent or any Parent Subsidiary other than liens for Taxes not yet due and payable, (ii) no audit of any Tax Return of Parent or any Parent Subsidiary being conducted by a Tax Authority; (iii) no extension of the statute of limitations on the assessment of any Taxes granted by Parent or any Parent Subsidiary and currently in effect, and (iv) no agreement, contract or arrangement to which Parent or any Parent Subsidiary is a party that may result in the payment of any amount that would not be deductible by reason of Section 280G or 404 of the Code.

                  (c) There has been no change in ownership of Parent or any Parent Subsidiary that has caused the utilization of any losses of such entities to be limited pursuant to Section 382 of the Code, and any loss carryovers reflected on the Parent December 2000 Balance Sheet are properly computed and reflected.

                  (d) Parent and the Parent Subsidiaries have not been and will not be required to include any material adjustment in taxable income for Tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Merger.

                  (e) Neither Parent nor any Parent Subsidiary has filed or will file any consent to have the provisions of Section 341(f)(2) of the Code (or comparable provisions of any state Tax laws) apply to Parent or any Parent Subsidiary.

                  (f) Neither Parent nor any Parent Subsidiary is a party to any Tax sharing or Tax allocation agreement nor does Parent or any Parent Subsidiary have any liability or potential liability to another party under any such agreement.

                  (g) Parent and each Parent Subsidiary is in full compliance with all terms and conditions of any Tax exemptions or other Tax-sparing agreement or order of a foreign government and the consummation of the Merger shall not have any adverse effect on the continued validity and effectiveness of any such Tax exemptions or other Tax-sparing agreement or order.

                  (h) Neither Parent nor any Parent Subsidiary has filed any disclosures under Section 6662 or comparable provisions of state, local or foreign law to prevent the imposition of penalties with respect to any Tax reporting position taken on any Tax Return.

                  (i) Except as disclosed in Schedule 5.17(i) of the Parent Disclosure Schedule, neither Parent nor any Parent Subsidiary has ever been a member of a consolidated, combined or unitary group of which Parent was not the ultimate parent corporation.

                  (j) Parent and each Parent Subsidiary has in its possession returns and/or receipts with respect to Taxes paid to foreign Tax authorities. Neither Parent nor any Parent Subsidiary has ever been a "personal holding company" within the meaning of Section 542 of the Code or a "United States real property holding corporation" within the meaning of Section 897 of the Code.

                  SECTION 5.18 Insurance. Parent and each Parent Subsidiary is presently insured, and during each of the past three calendar years has been insured, against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured. The policies of fire, theft, liability and other insurance maintained with respect to the assets or businesses of Parent and Parent Subsidiaries provide, in the good faith judgment of the Parent's management, reasonably adequate coverage against loss. Parent has made available to the Company a complete and correct list as of the date hereof of all insurance policies maintained by the Parent or the Parent Subsidiaries, and has made available to the Company complete and correct copies of all such policies, together with all riders and amendments thereto. All such policies are in full force and effect and all premiums due thereon have been paid to the date hereof. Parent and the Parent Subsidiaries have complied in all material respects with the terms of such policies.

                  SECTION 5.19 Properties. The Parent and the Parent Subsidiaries have good and valid title, free and clear of all Encumbrances, except for Permitted Encumbrances, to all their material properties and assets, whether tangible or intangible, real, personal or mixed, reflected in the Parent's consolidated financial statements for the period ended December 31, 2000 as being owned by Parent and the Parent Subsidiaries as of the date thereof, other than (i) any properties or assets that have been sold or otherwise disposed of in the ordinary course of business since the date of such financial statements, (ii) liens disclosed in the notes to such financial statements and (iii) liens arising in the ordinary course of business after the date of such financial statements. All buildings, and all fixtures, equipment and other property and assets that are material to its business on a consolidated basis, held under leases or sub-leases by Parent or any Parent Subsidiary are held under valid instruments enforceable in accordance with their respective terms, subject to applicable laws of bankruptcy, insolvency or similar laws relating to creditors' rights generally and by principles of equity regarding the availability of remedies. Substantially all of Parent's and the Parent Subsidiaries' equipment in regular use has been reasonably maintained and is in serviceable condition, reasonable wear and tear excepted.

                  SECTION 5.20 Employees. A list of all officers, key employees and key consultants of Parent and the Parent Subsidiaries and the current compensation and benefits of such persons as of the date of this Agreement is set forth in Schedule 5.20 of the Parent Disclosure Schedule. Except as contemplated by this Agreement, to the Knowledge of Parent, none of Parent's key sales or engineering staff (each of whom is identified in Schedule 5.20) currently intends to leave Parent's or any Parent Subsidiary's employ.

                  SECTION 5.21 Parent Rights Plan. Neither the execution and delivery of this Agreement or any of the agreements contemplated hereby by the parties hereto and thereto nor the consummation of the transactions contemplated hereby and thereby will cause Company or any of its affiliates or associates to be within the definition of an "Acquiring Person" (as defined in the Rights Plan dated as of October 9, 1998 (the "Parent Rights Plan")) for purposes of the Parent Rights Plan, or Parent shall have taken, prior to the Effective time, any and all action necessary or appropriate to insure that a Distribution Date does not occur as a result of execution or performance of this Agreement, any of the agreements contemplated hereby, or as a result of consummation of any of the transactions contemplated hereby or thereby.

                  SECTION 5.22 Certain Business Practices. Neither Parent nor any Parent Subsidiary nor any directors, officers, agents or employees of Parent or any Parent Subsidiary (in their capacities as such) has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity or (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended.

                  SECTION 5.23 Books and Records. True and complete copies of all documents listed in the Parent Disclosure Schedule have been provided to the Company. The books of account, stock record books and other financial and corporate records of Parent, all of which have been provided to the Company, are materially complete and correct and have been maintained in accordance with good business practices, including the maintenance of an adequate system of internal accounting controls, and such book and records are accurately reflected in the Parent Reports and the financial statmetn contained in the Parent Reports. The minute books of Parent contain accurate and complete records of all meetings held of, and corporate action by, the stockholders and the board of directors and (and committees thereof) of Parent, and no meeting of any such stockholders or board of directors (or committees thereof) has been held for which minutes have not been prepared and are not contained in such minute books.

                  SECTION 5.24 Opinion of Financial Advisor. Needham & Company, Inc. ("Parent Financial Advisor") has delivered to the board of directors of Parent its opinion to the effect that the Exchange Ratio is fair to Parent from a financial point of view.

                  SECTION 5.25 Affiliates. Schedule 5.25 of the Parent Disclosure Schedule sets forth the names and addresses of each Person who is, in Parent's reasonable judgment, an affiliate (as such term is used in Rule 145 under the Securities Act) of Parent.

                  SECTION 5.26 Brokers.

                  (a) Except as disclosed in Schedule 5.26 of the Parent Disclosure Schedule, no broker, finder or investment banker (other than Parent Financial Advisor ) is entitled to any brokerage, finder's or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of Parent.

                  (b) Attached hereto as Schedule 5.26(b) of the Parent Disclosure Schedule are true, complete and correct copies of all agreements between Parent and the Parent Financial Advisor. Other than as attached hereto as Schedule 5.26(b) of the Parent Disclosure Schedule, there are no other agreements between Parent and the Parent Financial Advisor.

                  SECTION 5.27 Information Supplied. None of the information supplied, supplied herein or to be supplied by Parent for inclusion in (a) the S-4 Registration Statement to be filed with the SEC by Parent in connection with the issuance of shares of Parent Common Stock in the Merger (including the Joint Proxy Statement/Prospectus, constituting a part thereof) will, at the time the S-4 Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, and (b) the Joint Proxy Statement/Prospectus and any amendment or supplement thereto will, at the date such information is supplied and at the time of the meetings of the Company shareholders and Parent stockholders to be held to approve or adopt, as the case may be, this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary in order to make the statement therein, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE VI

                                    COVENANTS

         SECTION 6.01 Conduct of Parent Pending the Closing. Parent agrees that, between the date of this Agreement and the Effective Time, unless Company shall otherwise agree in writing, (x) the respective businesses of Parent and the Parent Subsidiaries shall be conducted only in, and Parent and the Parent Subsidiaries shall not take any action except in, the ordinary course of business consistent with past practice and (y) Parent shall use its reasonable best efforts to keep available the services of such of the current officers, significant employees and consultants of Parent and the Parent Subsidiaries and to preserve the current relationships of Parent and the Parent Subsidiaries with such of the corporate partners, customers, suppliers and other Persons with which Parent or any Parent Subsidiary has significant business relations in order to preserve substantially intact its business organization. Without limitation, neither Parent nor any Parent Subsidiary shall, between the date of this Agreement and the Effective Time, directly or indirectly, do, or agree to do, any of the following (except to the extent contemplated in this Agreement) without the prior written consent of Company:

                           (a) amend or otherwise change its certificate of incorporation, bylaws or equivalent organizational documents;

                           (b) issue, sell, pledge, dispose of, grant, transfer, lease, license, guarantee or encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, lease, license or encumbrance of,
         (i) any shares of capital stock of Parent or any Parent Subsidiary of any class, or securities convertible into or exchangeable or exercisable for any shares of such capital stock, or any options, warrants or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of Parent or any Parent Subsidiary, other than the issuance of Parent Common Stock pursuant to the exercise of stock options, warrants or convertible securities therefor outstanding as of the date hereof or (ii) any material property or assets of Parent or any Parent Subsidiary except dispositions of inventory in the ordinary course of business consistent with past practice;

                           (c) (i) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any interest in any corporation, partnership, other business organization or Person or any division thereof, other than the purchase of assets in the ordinary course of business consistent with past practice; (ii) incur any indebtedness for borrowed money (other than indebtedness with respect to working capital in amounts consistent with past practice and the Bridge Loan) or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any Person (other than a Parent Subsidiary) for borrowed money or make any loans or advances material to the business, assets, liabilities, financial condition or results of operations of Parent and the Parent Subsidiaries, taken as a whole; (iii) terminate, cancel or request any material change in, or agree to any material change in, any Parent Material Contract; (iv) make or authorize any capital expenditure; or (v) enter into or amend any contract, agreement, commitment or arrangement that, if fully performed, would not be permitted under this Section 6.01(c);

                           (d) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, except that any Parent Subsidiary may pay dividends or make other distributions to Parent or any other Parent Subsidiary;

                           (e) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock except repurchases of unvested shares at cost in connection with the termination of the employment relationship with any employee pursuant to stock option or purchase agreements in effect on the date hereof;

                           (f) accelerate, amend or change the period (or permit any acceleration, amendment or change) of exercisability of Parent Stock Options or authorize cash payments in exchange for any Parent Stock Options;

                           (g) amend the terms of, any of its securities or any securities of any Parent Subsidiary;

                           (h) increase the compensation payable or to become payable to its directors, officers, consultants or employees, grant any rights to severance or termination pay to, or enter into any employment or severance agreement which provides benefits upon a change in control of Parent that would be triggered by the Merger with, any director, officer, consultant or other employee or Service Provider of Parent or any Parent Subsidiary; establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer, consultant or employee of Parent or any Parent Subsidiary, except to the extent required by applicable Law, or enter into or amend any contract, agreement, commitment or arrangement between Parent or any Parent Subsidiary and any of Parent's directors, officers, consultants or employees or Service Providers;

                           (i) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of claims, liabilities or obligations (A) in the ordinary course of business and consistent with past practice or (B) claims, liabilities or obligations reflected on the Parent December 2000 Balance Sheet or
         (C) as otherwise set forth on Schedule 6.01 of the Parent Disclosure Schedule;

                           (j) except as required by any Governmental Entity, make any material change with respect to Parent's accounting policies, principles, methods or procedures, including, without limitation, revenue recognition policies, other than as required by GAAP;

                           (k) make any material Tax election or settle or compromise any material Tax liability; or

                           (l) authorize or enter into any formal or informal agreement or otherwise make any commitment to do any of the foregoing or to take any action which would make any of the representations or warranties of Parent contained in this Agreement untrue or incorrect or prevent Parent from performing or cause Parent not to perform its covenants hereunder or result in any of the conditions to the Merger set forth herein not being satisfied.

         SECTION 6.02 Conduct of Company Pending the Closing. Company agrees that, unless Parent shall otherwise agree in writing, Company shall not, between the date of this Agreement and the Effective Time, directly or indirectly (except to the extent contemplated by this Agreement) without the prior written consent of Parent, (i) sell, pledge, dispose of, transfer or encumber, or authorize the sale, pledge, disposition, transfer or encumbrance of any material property or assets of Company except in the ordinary course of business or (ii) authorize or enter into any formal or informal agreement or otherwise make any commitment to do any of the foregoing or to take any action which would make any of the representations or warranties of Company contained in this Agreement untrue or incorrect or prevent Company from performing or cause Company not to perform its covenants hereunder or result in any of the conditions to the Merger set forth herein not being satisfied.

         SECTION 6.03 Notices of Certain Events. Each of Parent and Company shall give prompt notice to the other of (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the Merger; (ii) any notice or other communication from any Governmental Entity in connection with the Merger; or (iii) any actions, suits, claims, investigations or proceedings commenced or, to the Knowledge of Company or the Knowledge of Parent, as the case may be, threatened against, relating to or involving or otherwise affecting Parent or the Parent Subsidiaries or Company, respectively, which, if pending on the date hereof, would have been required to have been disclosed in this Agreement, or that relate to the consummation of the Merger. Parent shall give the Company prompt notice of (i) the occurrence of a default or event that, with the giving of notice or lapse of time or both, will become a default under any Parent Material Contract and (ii) any change that could reasonably be expected to have a Parent Material Adverse Effect or to delay or impede the ability of Parent to perform its obligations pursuant to this Agreement.

         SECTION 6.04 Access to Information; Confidentiality.

         (a) Except as required pursuant to any confidentiality agreement or similar agreement or arrangement to which Parent or Company or any of the Parent Subsidiaries is a party or pursuant to applicable Law or the regulations or requirements of any stock exchange or other regulatory organization with whose rules a party hereto is required to comply, from the date of this Agreement to the Effective Time, Parent and Company shall (and Parent shall cause the Parent Subsidiaries to) (i) provide to the other (and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives (collectively, "Representatives")) access at reasonable times upon prior notice to its and its Subsidiaries' officers, employees, agents, properties, offices and other facilities and to the books and records thereof, and (ii) furnish promptly such information concerning its and its subsidiaries' business, properties, contracts, assets, liabilities and personnel as the other party or its Representatives may reasonably request. No investigation conducted pursuant to this Section 6.04 shall affect or be deemed to modify any representation or warranty made in this Agreement.

         (b) The parties hereto shall comply with, and shall cause their respective Representatives to comply with, all of their respective obligations under the Confidentiality Agreement with respect to the information disclosed pursuant to this Agreement.

         SECTION 6.05 Reorganization.

         (a) From and after the date of this Agreement, each party hereto shall use all reasonable efforts to cause the Merger to qualify, and shall not knowingly take any actions or cause any actions to be taken which could reasonably be expected to prevent the Merger from qualifying as a "reorganization" under Section 368(a) of the Code.

         (b) Each of Company and Parent shall execute and deliver to Company counsel and Parent counsel a certificate, in form reasonably acceptable to Company and Parent, as the case may be, signed by an officer of Company or Parent, as the case may be, setting forth factual representations and covenants that will serve as a basis for the tax opinions required under Section 8.02(e) and Section 8.03(e) hereof.

         SECTION 6.06 Further Action; Consents; Filings.

         (a) Upon the terms and subject to the conditions hereof, each of the parties hereto shall use all reasonable efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the Merger, (ii) obtain from Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Parent, Parent's Subsidiaries or Company in connection with the authorization, execution and delivery of this Agreement and the consummation of the Merger and (iii) make all necessary filings, and thereafter make any other required or appropriate submissions, with respect to this Agreement and the Merger required under (A) the rules and regulations of the NNM, (B) the Securities Act, the Exchange Act and any other applicable Federal or state securities Laws, (C) the HSR Act, if applicable, and (D) any other applicable Law. The parties hereto shall cooperate and consult with each other in connection with the making of all such filings, including by providing copies of all such documents to the nonfiling parties and their advisors prior to filing, and neither of the parties shall file any such document if the other party shall have reasonably objected to the filing of such document. No party shall consent to any voluntary extension of any statutory deadline or waiting period or to any voluntary delay of the consummation of the Merger at the behest of any Governmental Entity without the consent and agreement of the other party hereto, which consent shall not be unreasonably withheld or delayed.

         (b) Each of Company and Parent will give (or Parent will cause its Subsidiary to give) any notices to third Persons, and use, and Parent will cause its Subsidiaries to use, reasonable efforts to obtain any consents from third Persons necessary, proper or advisable to consummate the transactions contemplated by this Agreement.

         SECTION 6.07 Additional Reports.

         (a) As soon as reasonably practicable, but in no event later than 30 business days prior to the Effective Time, Parent shall provide to Company copies of the audited consolidated balance sheets of the Parent and the Parent Subsidiaries at December 31, 2000, together with related audited consolidated statement of operations, stockholders' equity and cash flows for the year ended December 31, 2000 and the notes thereto (the "Audited Parent Financial Statements"). The Audited Parent Financial Statements shall be prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each present fairly the consolidated financial position of Parent and the Parent Subsidiaries as at the respective dates thereof, and their consolidated results of operations, stockholders' equity and cash flows for the respective periods indicated therein, except as otherwise noted therein (subject to immaterial year-end adjustments). Parent shall have filed its Annual Report on Form 10-K with the SEC in a timely manner in accordance with the requirements of the Exchange Act.

         (b) Parent shall furnish to Company copies of any reports of the type referred to in Section 5.07, which it files with the SEC on or after the date hereof, and Parent covenants and warrants that as of the respective dates thereof, such reports will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Any consolidated interim financial statements included in such reports (including any related notes and schedules) will fairly present the financial position of Parent and its consolidated subsidiaries as of the dates thereof and the results of operations and changes in financial position or other information including therein for the periods or as of the date then ended (subject, where appropriate, to normal year-end adjustments), in each case in accordance with past practice and GAAP (except for the absence of footnotes) consistently applied during the periods involved (except as otherwise disclosed in the notes thereto).

         (c) Company shall furnish to Parent copies of any reports which it provides to Noteholders on or after the date hereof, and Company covenants and warrants that as of the respective dates thereof, such reports will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Any condensed interim financial statements included in such reports (including any related notes and schedules) will fairly present the financial position of Company as of the dates thereof and the results of operations and changes in financial position or other information including therein for the periods or as of the date then ended (subject, where appropriate, to normal year-end adjustments), in each case in accordance with past practice and GAAP (except for the absence of footnotes) consistently applied during the periods involved (except as otherwise disclosed in the notes thereto).

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                                  ARTICLE VII

                              ADDITIONAL AGREEMENTS

         SECTION 7.01 Joint Proxy Statement/Prospectus.

         (a) As promptly as reasonably practicable after the execution of this Agreement, Company and Parent shall prepare and Parent shall file with the SEC an S-4 Registration Statement (including the Proxy Statement/Prospectus), registering the offer and sale of shares of the Parent Common Stock, which complies with the rules and regulations promulgated by the SEC, and the Company and Parent shall use all reasonable efforts to cause the S-4 Registration Statement to become effective as soon thereafter as practicable. Parent, with the assistance of the Company when necessary, shall also use its reasonable best efforts to obtain prior to the effective date of the S-4 Registration Statement all necessary state securities law or "blue sky" permits and approvals required in connection with the Merger and to consummate the other transactions contemplated by this Agreement. Parent or Company, as the case may be, shall, upon request by the other, furnish the other with all information concerning itself, its Subsidiaries, directors, executive officers and shareholders or stockholders, as the case may be, and such other matters as may be reasonably necessary or advisable in connection with the Joint Proxy Statement/Prospectus, the S-4 Registration Statement or any other statement, filing, notice or application made by or on behalf of the Company or Parent or any of their respective Subsidiaries to any third party and/or any Governmental Entity in connection with the Merger and the transactions contemplated by this Agreement, including, without limitation, providing pro forma financial information regarding Parent and the Company, if necessary.

         (b) The Joint Proxy Statement/Prospectus prepared by Company and Parent in connection the Merger with respect to the special meetings of Company's shareholders to be held to consider approval of this Agreement and the Merger (the "Company Shareholders' Meeting") and of Parent's stockholders to be held to consider the approval of the issuance of shares of Parent Common Stock ("Share Issuance") to Company's shareholders pursuant to the Merger (the "Parent Stockholders' Meeting") shall include (i) with respect to Company and its shareholders, (x) the approval of the Merger and the unanimous recommendation of the disinterested members of the board of directors of Company to Company's shareholders that they vote in favor of approval of this Agreement and (y) an election form under which the holders of Company Preferred Stock may elect to convert the Company Preferred Stock held by them immediately prior to the Closing in accordance with the Company's articles of incorporation; provided, however, that nothing in this Agreement shall prevent the board of directors of the Company from withholding, withdrawing, amending or modifying its recommendation in favor of approval and adoption of this Agreement and approval of the Merger if: (A) a Company Superior Proposal is made to the Company and is not withdrawn and (B) the board of directors of the Company concludes in good faith, consistent with the advice of outside counsel admitted to practice in California, that, in light of such Company Superior Proposal, the failure to withhold, withdraw, amend or modify such recommendation would likely be inconsistent with the fiduciary duties of the board of directors of Company to Company shareholders under applicable law, and (ii) with respect to Parent and its stockholders, (x) the approval of the Share Issuance, and the unanimous recommendation of the disinterested members of the board of directors of Parent to Parent's stockholders that they vote in favor of approval of this Agreement, the Merger and the Share Issuance, (y) the opinion of Parent Financial Advisor referred to in Section 5.24, (z) a proposal to amend Parent's certificate of incorporation to (1) change its name to Mayan Networks Corporation as of the Effective Time, (2) increase the Parent Common Stock in order to reserve a sufficient number of authorized but unissued Parent Common Stock for issuance in the Merger and upon exercise or conversion of the Company Rights and (3) effect the Reverse Stock Split of the Parent Common Stock and (xx) a proposal to adopt the 2001 Plan (collectively, the "Parent Meeting Proposals"); provided, however, that nothing in this Agreement shall prevent the board of directors of Parent from withholding, withdrawing, amending or modifying its recommendation in favor of approval and adoption of this Agreement and approval of the Merger if: (A) a Parent Superior Proposal is made to the Parent and is not withdrawn, (B) neither the Parent nor any of its representatives shall have violated any of the restrictions set forth in Section 7.19 and (C) the board of directors of the Parent concludes in good faith, consistent with advice of outside counsel admitted to practice law in Delaware, that, in light of such Parent Superior Proposal, the failure to withhold, withdraw, amend or modify such recommendation would likely be inconsistent with the fiduciary duties of the board of directors of Parent to Parent stockholders under applicable law.

         (c) The Company shall use its reasonable best efforts to ensure that none of the information supplied by Company for inclusion or incorporation by reference in the Joint Proxy Statement/Prospectus shall, at the date it or any amendments or supplements thereto are mailed to shareholders of Company and the stockholders of the Parent, at the time of the Company Shareholders' Meeting, at the time of the Parent Stockholders' Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event or circumstance relating to Company, or its officers or directors, should be discovered by Company that should be set forth in an amendment or a supplement to the Joint Proxy Statement/Prospectus, Company shall promptly inform Parent.

         (d) The Parent shall use its reasonable best efforts to ensure that none of the information supplied by Parent for inclusion or incorporation by reference in the Joint Proxy Statement/Prospectus shall, at the date it or any amendments or supplements thereto are mailed to shareholders of Company and the stockholders of the Parent, at the time of the Company Shareholders' Meeting, at the time of the Parent Stockholders' Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If, at any time prior to the Effective Time, any event or circumstance relating to Parent or any Parent Subsidiary, or their respective officers or directors, should be discovered by Parent that should be set forth in an amendment or a supplement to the Joint Proxy Statement/Prospectus, Parent shall promptly inform Company. All documents that Parent is responsible for filing with the SEC in connection with the Merger will comply as to form in all material respects with the applicable requirements of the rules and regulations of the Securities Act and the Exchange Act.

         SECTION 7.02 Shareholders' Meetings. Unless a Company Superior Proposal is made to the Company and is not withdrawn and the board of directors of the Company concludes in good faith, consistent with the advice of outside counsel admitted to practice in California, that, in light of such Company Superior Proposal, the failure to withhold, withdraw, amend or modify such recommendation would likely be inconsistent with the fiduciary duties of the board of directors of Company to Company shareholders under applicable law, the Company shall call and hold the Company Shareholders' Meeting, and unless (A) a Parent Superior Proposal is made to the Parent and is not withdrawn, (B) neither the Parent nor any of its representatives shall have violated any of the restrictions set forth in Section 7.19 and (C) the board of directors of the Parent concludes in good faith, consistent with advice of outside counsel admitted to practice law in Delaware, that, in light of such Parent Superior Proposal, the failure to withhold, withdraw, amend or modify such recommendation would likely be inconsistent with the fiduciary duties of the board of directors of Parent to Parent stockholders under applicable law, the Parent shall call and hold the Parent Stockholders' Meeting, as promptly as practicable after the date hereof for the purpose of voting upon the approval of the matters described in Section 7.01(b), pursuant to the Joint Proxy Statement/Prospectus, and the Company and the Parent shall use all reasonable efforts to hold the Company Shareholders' Meeting and the Parent Stockholders' Meeting on the same date and as soon as practicable after the date hereof. Except as otherwise contemplated by this Agreement, and subject to applicable law, the Company shall use all reasonable efforts to solicit from its shareholders proxies in favor of the approval of this Agreement pursuant to the Joint Proxy Statement/Prospectus and shall take all other action necessary or advisable to secure the vote or consent of shareholders required by California Law to obtain such approval. Except as otherwise contemplated by this Agreement, and subject to applicable law, the Parent shall use all reasonable efforts to solicit from its stockholders proxies in favor of the Parent Meeting Proposals pursuant to the Joint Proxy Statement/Prospectus and shall take all other action necessary or advisable to secure the vote or consent of stockholders required by the applicable stock exchange requirements to obtain such approval. Each of the parties hereto shall use take all other action necessary or, in the opinion of the other parties hereto, advisable to promptly and expeditiously secure any vote or consent of shareholders required by applicable Law and such party's articles of incorporation or certificate of incorporation, as the case may be, and bylaws to effect the Merger.

         SECTION 7.03 Directors' and Officers' Indemnification and Insurance.

         (a) The provisions with respect to immunities and indemnification that are set forth in the certificate of incorporation and bylaws of the Surviving Corporation shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who at or at any time prior to the Effective Time were directors, officers, employees or agents of Company.

         (b) From and after the Effective Time, Parent and the Surviving Corporation shall indemnify and hold harmless each present and former director and officer of Company (the "Indemnified Parties"), against any costs or expenses (including reasonable attorneys' fees and disbursements), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters relating to their service as such an officer or director existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that Company would have been permitted under California Law and its articles of incorporation, bylaws and existing contractual arrangements (each as in effect on the date hereof) to indemnify such Indemnified Parties.

         (c) Surviving Corporation shall maintain directors' and officers' liability insurance policies in amounts and with coverages equivalent to those of Parent as in effect on the date hereof. In addition, for a period of six (6) years after the Effective Time, Surviving Corporation shall maintain in effect the directors' and officers' liability insurance policies previously maintained by Company.

         SECTION 7.04 Public Announcements. The initial press release concerning the Merger to be released in connection with the execution and delivery of this Agreement shall be a joint press release and, thereafter, Parent and Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the Merger and shall not issue any such press release or make any such public statement without the prior approval of the other, except to the extent required by applicable Law or the requirements of the rules and regulations of the NNM, in which case the issuing party shall consult with the other party before issuing any such release or making any such public statement.

         SECTION 7.05 Voting Agreements.

         (a) The Parent shall use its reasonable best efforts, on behalf of Company and pursuant to the request of Company, to cause each Parent stockholder named in Schedule 7.05(a) to execute and deliver to Company a Voting Agreement substantially in the form of Annex A attached hereto concurrent with the execution of this Agreement.

         (b) Company shall use its reasonable best efforts, on behalf of Parent and pursuant to the request of Parent, to cause each Company stockholder named in Schedule 7.05(b) to execute and deliver to Parent a Voting Agreement substantially in the form of Annex B attached hereto concurrent with the execution of this Agreement.

         SECTION 7.06 Employment Agreements. Parent shall use its best efforts to cause each of the individuals named in Schedule III to deliver to Company an executed Employment Agreement substantially in the form attached hereto as Annex C.

         SECTION 7.07 Market Standoff Agreements. Company shall use its reasonable best efforts, on behalf of the Parent and pursuant to the request of Parent, to cause each Company shareholder named in Schedule 7.07 to execute and deliver to the Parent a Market Standoff Agreement substantially in the form attached hereto as Annex D.

         SECTION 7.08 Market Standoff Agreements. Parent shall use its reasonable best efforts, on behalf of the Company and pursuant to the request of Company, to cause each Parent stockholder named in Schedule 7.08 to execute and deliver to the Company a Market Standoff Agreement substantially in the form attached hereto as Annex D.

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

         SECTION 7.09 NNM Listing.

         (a) Prior to the Effective Time, Parent shall file with the NNM a Notification Form for Listing of Additional Shares with respect to the Parent Common Stock issuable in connection with the Merger and shall use all reasonable efforts to have such Parent Common Stock to be issued in the Merger and upon exercise of Company Stock Options, Company Warrants and the Convertible Subordinated Promissory Notes approved for quotation on the NNM.

         (b) Prior to the Effective Time, Parent and Company shall prepare and file an application for initial inclusion of the Surviving Corporation on the NNM.

         SECTION 7.10 Blue Sky. Parent, with the assistance of Company when necessary, shall use all reasonable efforts to obtain prior to the Effective Time all necessary permits and approvals required under Blue Sky Laws to permit the distribution of the Parent Common Stock to be issued in accordance with the provisions of this Agreement.

         SECTION 7.11 Reservation of Shares. Parent shall reserve for issuance the number of Parent Common Stock that will be issuable upon exercise of the Company Rights assumed pursuant to Section 3.05 hereof.

         SECTION 7.12 2001 Stock Incentive Plan. Prior to the Effective Time, the Board of Directors of Parent shall adopt a 2001 Stock Incentive Plan, in the form attached as Annex F hereto (the "2001 Plan"). The 2001 Plan shall serve as the successor to the Parent Stock Plans and the Company Stock Plan. The board of directors of Parent shall take such actions as may be necessary and appropriate so that at the Effective Time, all the Parent Stock Options outstanding under the Parent Stock Plans shall be transferred to the 2001 Plan and shall be treated as outstanding options under the 2001 Plan; provided, however, that each outstanding option so transferred shall continue to be governed solely by the terms of the documents evidencing such options and no provision of the 2001 Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such transferred options. Parent shall cause the 2001 Plan to be submitted to the stockholders of the Parent for their approval at the Parent Stockholders' Meeting with the recommendation of the board of directors.

         SECTION 7.13 Waiver from Certain Holders of Outstanding Parent Stock Options. Prior to the Effective Time, Parent shall use its best efforts to obtain, from each optionee listed on Schedule 7.13 (including all optionees with options issued under Parent's 1995 Stock Option Plan), each of whom is holding a Parent Stock Option that has or may have a right to accelerated vesting due to the Merger, a waiver of any such right to acceleration.

         SECTION 7.14 Registration Statements on Form S-8. Within twenty (20) Business Days after the Effective Time, the Surviving Corporation shall file with the SEC one or more registration statements on Form S-8 for the shares of Parent Common Stock issuable pursuant to outstanding options under the Company Stock Plan assumed by Parent, provided that such options qualify for registration on such Form S-8 and will maintain the effectiveness of such registration statements for so long as any of such options or other rights remain outstanding.

         SECTION 7.15 Employee Matters. Simultaneously with the Merger, the Surviving Corporation shall assume all employment agreements and termination benefit agreements and arrangements which are in effect at Company on the date hereof. The Company and Parent agree to cooperate and take such reasonable actions as may be required to effect an orderly transition of benefits coverage under Company's 401(k) plan, including but not limited to, termination of such plan. As of the Effective Time, the Surviving Corporation shall honor and satisfy all obligations and liabilities with respect to the Company Benefit Plans. Notwithstanding the foregoing, the Surviving Corporation shall not be required to continue any particular Company Benefit Plan after the Effective Time, and any Company Benefit Plan may be amended or terminated in accordance with its terms and applicable law. To the extent that any Company Benefit Plan is terminated or amended after the Effective Time so as to reduce the benefits that are then being provided with respect to participants thereunder, Surviving Corporation shall arrange for each individual who is then a participant in such terminated or amended plan to participate in a comparable benefit plan maintained by Surviving Corporation in accordance with the eligibility criteria thereof. All welfare benefit plans of the Parent or the Surviving Corporation in which the Company's employees participate after the Effective Time shall provide coverage for preexisting health conditions to the same extent those conditions were covered under the applicable plans or programs of the Company as of the Effective Time, and all limitations as to pre-existing conditions, exclusions and waiting periods shall accordingly be waived with respect to participation and coverage under those plans, other than limitations or waiting periods already in effect with respect to one or more Company employees which had not been satisfied as of the Effective Time under any welfare plan maintained for such Company employees immediately prior to the Effective Time. In addition, under each such welfare benefit plan of the Parent or the Surviving Corporation, the outstanding claims and expenses incurred by the Company's employees under each corresponding welfare benefit plan of the Company for the portion of the plan year preceding the Effective Time shall be recognized, and the Company's employees shall be given credit for amounts paid by them under each corresponding benefit plan of the Company, for the portion of the plan year preceding the Effective Time, for purposes of applying deductibles, co-payments and out-of-pocket maximums as though such amounts had been paid in accordance with the terms and conditions of the successor welfare benefit plan of the Parent or the Surviving Corporation.

         SECTION 7.16 Parent Rights Plan. Parent shall take all necessary action to ensure that none of the transactions contemplated by this Agreement or any of the agreements contemplated hereby will cause (i) Company or any of its affiliates or associates to become an Acquiring Person (as defined in the Parent Rights Plan) for purposes of the Parent Rights Plan, or (ii) otherwise affect in any way the rights under the Parent Rights Plan, including by causing such rights to separate from the underlying shares or by giving such holders the right to acquire securities of any party hereto.

         SECTION 7.17 Filing of Reports Necessary for Use of Rule 145. After the Effective Time, Surviving Corporation shall use reasonable efforts to file all reports and data with the SEC necessary to permit the shareholders of Company and stockholders of Parent who may be deemed "underwriters" (within the meaning of Rule 145 under the Securities Act) of Company Common Stock and Company Preferred Stock to sell Parent Common Stock received by them in connection with the Merger pursuant to Rules 144 and 145(d) under the Securities Act if they would otherwise be so entitled. After the Effective Time, Surviving Corporation will use reasonable efforts to file with the SEC reports, statements, and other materials required by the federal securities laws on a timely basis.

         SECTION 7.18 Resignations of Officers and Directors.

         (a) Parent shall deliver at the Closing the voluntary resignations of each officer of Parent from their positions as officers who is not designated to be an officer of Parent in accordance with subsection 2.05(b), which resignation shall be effective at the Effective Time, and those persons listed on Schedule I hereto, shall have been elected as officers of Parents, to hold office until their successor are elected or appointed and qualified or until their resignation or removal; and

         (b) Parent shall deliver at the Closing the voluntary resignations of each director of Parent from their positions as directors who is not designated to be a director of Parent in accordance with subsection 2.05(c), which resignation shall be effective at the Effective Time, and those persons listed on Schedule II hereto, shall have been elected as directors of Parent in each case until their successors are elected or appointed and qualified or until their resignation or removal.

         SECTION 7.19 No Solicitation.

         (a) From the date of this Agreement until the earlier of the Effective Time or termination of this Agreement, pursuant to Section 9.01, the Parent shall not directly or indirectly, and shall not authorize or permit any Subsidiary of the Parent or any Representative of the Parent or Parent Subsidiaries directly or indirectly to, (i) solicit, initiate, encourage or induce the making, submission or announcement of any Acquisition Proposal or take any action that would, individually or in the aggregate, reasonably be expected to lead to an Acquisition Proposal, (ii) furnish any information regarding Parent or any Parent subsidiaries to any Person in connection with or in response to an Acquisition Proposal or an inquiry or indication of interest that could lead to an Acquisition Proposal, (iii) engage in discussions with any Person with respect to any Acquisition Proposal, (iv) approve, endorse or recommend any Acquisition Proposal or (v) enter into any letter of intent or similar document or any contract contemplating or otherwise relating to any Acquisition Proposal; provided, however, that nothing herein shall prohibit the Parent's Board of Directors from complying with Rules 14d-9 or 14e-2 under the Exchange Act; and provided, further, that prior to the required Parent stockholder approval, this Section 7.19 shall not prohibit the Parent from furnishing nonpublic information regarding Parent or any Parent Subsidiaries to, or entering into discussions with, any Person in response to an Acquisition Proposal that is submitted to the Parent by such Person (and not withdrawn) if
(1) neither the Parent nor any Representative of Parent or any Parent subsidiaries shall have violated in any material respect any of the restrictions set forth in this Section 7.19 (other than Section 7.19(ii) or Section 7.19(iii)), (2) the Acquisition Proposal constitutes a Parent Superior Proposal,
(3) the Board of Directors of the Parent concludes in good faith consistent with advice of outside counsel admitted to practice law in the State of Delaware, that, in light of such Parent Superior Proposal, the failure to take such action would likely be inconsistent with the fiduciary duties of the Board of the Directors of the Parent to the Parent's stockholders under applicable law, (4) at least 24 hours prior to furnishing any such nonpublic information to, or entering into discussions with, such Person, the Parent gives the Company written notice of the identity of such Person and of the Parent's intention to furnish nonpublic information to, or enter into discussions with, such Person, and the Parent receives from such Person an executed confidentiality agreement containing customary limitations on the use and disclosure of all nonpublic written and oral information furnished to such Person by or on behalf of the Parent, and (5) prior to furnishing any such nonpublic information to such Person, the Parent furnishes such nonpublic information to the Company (to the extent such nonpublic information has not been previously furnished by the Parent to the Company). Without limiting the generality of the foregoing (x) the parent acknowledges and agrees that any violation of any of the restrictions set forth in the preceding sentence by any Representative of Parent or any Parent subsidiaries, whether or not such Representative is purporting to act on behalf of Parent or any Parent subsidiaries, shall be deemed to constitute a breach of this Section 7.19 by the Company, and (y) the Company acknowledges and agrees that the taking of any action permitted by and in accordance with this Section
7.19 shall not constitute a breach of this Agreement.

         (b) The Parent shall promptly (and in no event later than 24 hours after receipt of any Acquisition Proposal, any inquiry or indication of interest that could reasonably be expected to lead to an Acquisition Proposal or any request for nonpublic information) advise the Company orally and in writing of any Acquisition Proposal, any inquiry or indication of interest that could reasonably be expected to lead to an Acquisition Proposal or any request for nonpublic information relating to Parent or any Parent subsidiaries (including the identity of the Person making or submitting such Acquisition Proposal, inquiry, indication of interest or request, and the terms thereof) that is made or submitted by any Person prior to the Closing. The Parent shall keep the Company fully informed with respect to the status of any such Acquisition Proposal, inquiry, indication of interest or request and any modification or proposed modification thereto.

         (c) The Parent shall immediately cease and cause to be terminated any existing discussions with any Person that relate to any Acquisition Proposal.

         (d) The Parent agrees not to release or permit the release of any Person from, or to waive or permit the waiver of any provision of, any confidentiality, "standstill" or similar agreement to which Parent or any Parent subsidiaries is a party, and will use its reasonable best efforts to enforce or cause to be enforced each such argument at the request of the Company. The Parent also will promptly request each Person that has executed, within 12 months prior to the date of this Agreement, a confidentiality agreement in connection with its consideration of a possible acquisition transaction or equity investment to return all confidential information heretofore furnished to such Person by or on behalf of Parent or any Parent Subsidiaries.

         SECTION 7.20 Notice of Merger. Not later than fifteen days prior to the Effective Time, the Company shall give such notices relating to the Merger as are required under Section 15.10 of the Indenture.

         SECTION 7.21 Registration Statement for Convertible Subordinated Promissory Notes, Exchange Notes and Underlying Conversion Shares. Parent shall prepare and file one or more registration statements with the SEC, which registration statements shall be declared effective at the Effective Time, covering the resale of the Convertible Subordinated Promissory Notes, the Exchange Notes and such shares of Parent Common Stock as are issuable to the Noteholders upon conversion of the Convertible Subordinated Promissory Notes and the Exchange Notes after the Merger (the "Underlying Conversion Shares") and which, in the case of the registration statement covering the Subordinated Promissory Notes and the Underlying Conversion Shares into which such Subordinated Promissory Notes are convertible, shall satisfy the requirements of the Registration Rights Agreement, dated as of October 25, 2000, between the Company and Robertson Stephens, Inc. (the "Registration Rights Agreement") as if
(i) the Parent were the Company (as such term in defined in the Registration Rights Agreement); (ii) such registration statement were the registration statement provided for under the terms of the Registration Rights Agreement; and
(iii) such registration statement were required to be effective under the Registration Rights Agreement at the Effective Time.

         SECTION 7.22 Compensation Committee Ratification. Parent's board of directors shall have (i) ratified the establishment of Mr. Dennis Schneider as the sole member of the Compensation Committee of the Parent board of directors, with the authority to grant Parent Stock Options under the Parent Stock Plans and (ii) ratified the previous grants of Parent Stock Options made by Mr. Dennis Schneider pursuant to his authority as the Compensation Committee of the Parent board of directors.

         SECTION 7.23 Bridge Loan.

         (a) Provided this Agreement has not been terminated, the Company agrees to advance to Parent, on an as-needed-basis, bridge loans of up to an aggregate of $2 Million for the purpose of financing operating expenses incurred in the ordinary course of business, pursuant to the terms set forth in the form of Bridge Loan attached hereto as Annex G, and subject to execution and delivery of such Bridge Loan by Parent. Each advance of all or any portion of the Bridge Loan shall be subject to the conditions that (i) the representations and warranties of Parent set forth in this Agreement shall be true and correct in all material respects as of the time of such advance, (ii) Parent shall not have breached in any material respect any covenant contained in this Agreement, and
(iii) Parent shall have given the Company at least three (3) days' written notice requesting such advance and affirming that the conditions described in clauses (i) and (ii) have been satisfied.

         (b) The Bridge Loan shall be due and payable on the earlier of the Effective Time or the Company's demand following termination of this Agreement, as set forth in the form of Bridge Loan. Additionally, upon the occurrence of certain "Events of Default" as defined therein, including, but not limited to
(i) the failure by Parent to timely file its Annual Report on Form 10-K in accordance with the Exchange Act or (ii) the existence of any material changes to the Parent Financial Statements, the Bridge Loan shall become immediately due and payable.

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

                                  ARTICLE VIII

                            CONDITIONS TO THE MERGER

         SECTION 8.01 Conditions to the Obligations of Each Party to Consummate the Merger. The obligations of the parties hereto to consummate the Merger are subject to the satisfaction or, if permitted by applicable Law, waiver of the following conditions:

                  (a) this Agreement shall have been duly approved by the requisite vote of shareholders of Company in accordance with California Law and by the requisite vote of stockholders of Parent in accordance with the rules of the NNM and applicable Law;

                  (b) no law, order, statute, rule, regulation, domestic or foreign, executive order, stay, decree, judgment or injunction shall have been enacted, entered, promulgated or enforced by any court or Governmental Entity which prohibits, prevents or makes illegal the consummation of the Merger which has not been vacated, dismissed or withdrawn prior to the Effective Time. Company and Parent shall use their reasonable best efforts to have any of the foregoing vacated, dismissed or withdrawn by the Effective Time;

                  (c) the S-4 Registration Statement shall have become effective under the Securities Act. No stop order suspending the effectiveness of the S-4 Registration Statement shall have been issued, and no proceeding for that purpose shall have been initiated or be threatened, by the SEC;

                  (d) any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act, or any other applicable competition, merger control or similar Law shall have expired or been terminated;

                  (e) all consents, approvals and authorizations legally required to be obtained to consummate the Merger shall have been obtained from all Governmental Entities, except where the failure to obtain any such consent, approval or authorization could not reasonably be expected to result in a Parent Material Adverse Effect or a Company Material Adverse Effect;

                  (f) there shall not be threatened, instituted or pending any action or proceeding before any court or governmental authority or agency, domestic or foreign, (i) challenging or seeking to make illegal, or to delay or otherwise directly or indirectly to restrain or prohibit, the consummation of the transactions contemplated hereby, or seeking to obtain material damages in connection with the transactions contemplated hereby, (ii) seeking to prohibit direct or indirect ownership or operation by Parent of all or a material portion of the business and assets of the Company, or to Parent or to Company to dispose of or to hold separately all or a material portion of the business or assets of Parent or Company, as a result of the transactions contemplated hereby, (iii) seeking to invalidate or render unenforceable any material provision of this Agreement, the Agreement of Merger or any of the other agreements attached as Annexes hereto, or
         (iv) otherwise relating to and materially adversely affecting the transactions contemplated hereby;

                  (g) each of the Parent, the Company and the Trustee shall have executed and delivered a supplemental indenture, and all such other requirements as are provided for in the Indenture in connection with the Merger shall have been met;

                  (h) each of the Parent and the Company shall have entered into such documents as shall be necessary to provide for the offering of the Exchange Notes on such terms as shall be satisfactory to the parties and shall otherwise have taken or caused to be taken all such actions as shall be required in connection therewith; and

                  (i) the Parent Common Stock to be issued in the Merger shall have been authorized for listing on the NNM, subject to notice of issuance.

         SECTION 8.02 Conditions to the Obligations of Company. The obligations of Company to consummate the Merger, or to permit the consummation of the Merger are subject to the satisfaction or, if permitted by applicable Law, waiver of the following further conditions:

                  (a) The representations and warranties of Parent contained in this Agreement shall have been accurate in all material respects as of the date of this Agreement, and shall be accurate in all material respects as of the Effective Time as if made on and as of the Effective Time (other than representations and warranties which address matters only as of a certain date which shall be true and correct in all material respects as of such certain date) (it being understood that, for purposes of determining the accuracy of such representations and warranties, "Material Adverse Effect " qualifications and other materiality qualifications contained in such representations and warranties shall be disregarded);

                  (b) Parent shall have performed or complied in all material respects with all covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time;

                  (c) The Company shall have been provided with a certificate executed by (i) an authorized officer of Parent on behalf of Parent and
         (ii) each of the Parent's Chairman of the Board of Directors, the Parent's Chief Executive Officer and the Parent's Chief Accounting Officer, certifying that the condition set forth in Section 8.02(a) shall have been fulfilled, and a certificate executed by an authorized officer of Parent on behalf of Parent certifying that the conditions set forth in Section 8.02(b) shall have been fulfilled;

                  (d) The Parent shall have furnished to Company (i) copies of the text of the resolutions by which the corporate action on the part of Parent necessary to approve this Agreement, the Agreement of Merger, the amended certificate of incorporation, the election of the directors listed on Schedule III, the adoption of the 2001 Plan and the transactions contemplated hereby and thereby were taken, (ii) a certificate dated as of the Effective Time executed on behalf of Parent by its corporate secretary or one of its assistant corporate secretaries certifying to the Company that such copies are true, correct and complete copies of such resolutions and that such resolutions were duly adopted and have not been amended or rescinded,

         (iii) an incumbency certificate dated as of the Effective Time executed on behalf of Parent by its corporate secretary or one of its assistant corporate secretaries certifying the signature and office of each officer of Parent executing this Agreement, the Agreement of Merger, the amended certificate of incorporation, or any other agreement, certificate or other instrument executed pursuant hereto, and (iv) a copy of the amended certificate of incorporation, certified by the Secretary of State of the State of Delaware, and a certificate of good standing from the Secretary of State of the State of Delaware, evidencing the good standing of Parent in such jurisdiction;

                  (e) The Company shall have obtained an opinion from Company's legal counsel in form and substance reasonably satisfactory to it substantially to the effect that if the Merger is consummated in accordance with the provisions of this Agreement, under current law, for federal income tax purposes, the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code, provided, that if Company is unable to obtain such an opinion from its legal counsel, this condition shall be deemed to be satisfied if Parent's legal counsel delivers an opinion to Company to the same effect;

                  (f) The Surviving Corporation shall have been qualified for listing on the NNM in accordance with the Rule 4330(f) of the NNM;

                  (g) The Reverse Stock Split shall have been approved by the Parent stockholders and shall be effective immediately prior to the Effective Time;

                  (h) Each share of Company Preferred Stock outstanding prior to the Effective Time shall have been converted into shares of Company Common Stock;

                  (i) The Amended and Restated Investors' Rights Agreement dated as of November 1, 1999, the Amended and Restated Right of First Refusal and Co-Sale Agreement dated as of October 21,1999 and the Amended and Restated Voting Agreement dated as of October 21, 1999 shall have been terminated;

                  (j) The Company shall have been furnished with evidence satisfactory to it of the consent or approval of those persons whose consent or approval shall be required in connection with the Merger under any material contract of Parent or any of its Subsidiaries or otherwise, except where the failure to obtain such consent or approval would not have a Material Adverse Effect on Parent;

                  (k) Each officer of Parent who is not designated to be an officer of Parent in accordance with subsection 2.05(b) shall have delivered a duly executed resignation from his or her position with Parent effective immediately after the Effective Time, and those persons listed on Schedule I hereto, shall have been elected as officers of Parent effective immediately after the Effective Time, to hold office until their successors are elected or appointed and qualified or until their resignation or removal;

                  (l) Each director of Parent who is not designated to be a director of Parent in accordance with subsection 2.05(c) shall have delivered a duly executed resignation from his or her position with Parent effective immediately after the Effective Time, and those persons listed on Schedule II hereto, shall have been elected as directors of Parent effective immediately after the Effective Time, to hold office until their successors are elected or appointed and qualified or until their resignation or removal;

                  (m) The board of directors of Parent and the Parent stockholders shall have approved the certificate of amendment to the certificate of incorporation of the Parent to (1) change its name to Mayan Networks Corporation as of the Effective Time, (2) increase the Parent Common Stock in order to reserve a sufficient number of authorized but unissued Parent Common Stock for issuance in the Merger and upon exercise or conversion of the Company Rights, and the certificate shall have been filed with, and approved by, the Secretary of State of the State of Delaware and (3) effect the Reverse Stock Split of the Parent Common Stock;

                  (n) The 2001 Plan shall have been approved by the board of directors of Parent and the Parent stockholders to be effective at the Effective Time;

                  (o) Parent shall have obtained from each of the optionees listed on Schedule 7.13 (including all optionees with options issued under Parent's 1995 Stock Option Plan), each of whom is holding a Parent Stock Option that has or may have any right to acceleration of vesting due to the Merger, a waiver of such right to acceleration;

                  (p) Parent shall have prepared and filed a registration statement with the SEC, which registration statement shall have been declared effective at the Effective Time, covering the resale of the Convertible Subordinated Promissory Notes, the Exchange Notes and the Underlying Conversion Shares;

                  (q) Parent shall have maintained directors' and officers' liability insurance policies in amounts and with coverages equivalent to those in effect as of the date hereof;

                  (r) No Parent Material Adverse Effect shall have occurred or shall be continuing since the date of this Agreement;

                  (s) The employees of Parent specifically identified on
         Schedule III shall have accepted employment with Company and shall have entered into employment agreements in the form attached hereto Annex C;

                  (t) Each Parent stockholder named in Schedule 7.08 shall have executed and delivered to the Company a Market Standoff Agreement substantially in the form attached hereto as Annex D; and

                  (u) Company shall have received a legal opinion from Parent's legal counsel, in the form attached hereto as Annex E.

         SECTION 8.03 Conditions to the Obligations of Parent. The obligations of Parent to consummate the Merger are subject to the satisfaction or waiver of the following further conditions:

                  (a) each of the representations and warranties of Company contained in this Agreement shall have been accurate in all material respects as of the date of this Agreement, and shall be accurate in all material respects as of the Effective Time as if made on and as of the Effective Time (it being understood that, for purposes of determining the accuracy of such representations and warranties, "Material Adverse Effect" qualifications and other materiality qualifications contained in such representations and warranties shall be disregarded);

                  (b) The Company shall have performed or complied in all material respects with all covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time;

                  (c) The Parent shall have been provided with a certificate executed on behalf of Company by an authorized officer certifying that the conditions set forth in Section 8.03(a) and (b) shall have been fulfilled;

                  (d) The Company shall have furnished to Parent (i) copies of the text of the resolutions by which the corporate action on the part of the Company necessary to approve this Agreement, the Agreement of Merger and the transactions contemplated hereby and thereby were taken,
         (ii) a certificate dated as of the Effective Time executed on behalf of Company by its corporate secretary or one of its assistant corporate secretaries certifying to the Parent that such copies are true, correct and complete copies of such resolutions and that such resolutions were duly adopted and have not been amended or rescinded, (iii) an incumbency certificate dated as of the Effective Time executed on behalf of Company by its corporate secretary or one of its assistant corporate secretaries certifying the signature and office of each officer of Company executing this Agreement, the Agreement of Merger, or any other agreement, certificate or other instrument executed pursuant hereto, and (iv) certificates of good standing from the Secretary of State of the State of California, evidencing the good standing of the Company in such jurisdiction;

                  (e) The Parent shall have obtained an opinion from Parent's legal counsel in form and substance reasonably satisfactory to it substantially to the effect that if the Merger is consummated in accordance with the provisions of this Agreement, under current law, for federal income tax purposes, the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code, provided, that if Parent is unable to obtain such an opinion from its legal counsel, this condition shall be deemed to be satisfied if Company's legal counsel delivers an opinion to Parent to the same effect;

                  (f) The Parent shall have been provided with a certification (a "FIRPTA Certificate") issued by the Company pursuant to treasury Regulation Section 1.897-2(h) that the stock of Company is not a "United States real property interest" as defined in Section 897 of the Code; and

                  (g) Each Company shareholder named in Schedule 7.07 shall have executed and delivered to Parent a Market Standoff Agreement substantially in the form attached hereto as Annex D.

                                   ARTICLE IX

                        TERMINATION, AMENDMENT AND WAIVER

         SECTION 9.01 Termination. This Agreement may be terminated at any time prior to the Effective Time by written notice received by the non-terminating party or parties from the terminating party or parties stating the basis for such termination and referring to the applicable clause of this Section 9.01, notwithstanding any requisite adoption and approval of this Agreement, as follows:

                  (a) by mutual written consent duly authorized by the boards of directors of each of Parent and Company;

                  (b) by either Parent or Company, if the Effective Time shall not have occurred on or before August 31, 2001; provided, however, that the right to terminate this Agreement under this Section 9.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have caused, or resulted in, the failure of the Effective Time to occur on or before such date;

                  (c) by either Parent or Company, if any Governmental Order, writ, injunction or decree preventing the consummation of the Merger shall have been entered by any court of competent jurisdiction and shall have become final and nonappealable;

                  (d) by Parent, in response to a Parent Superior Proposal which was not solicited by Parent; provided that Parent shall have complied in all material respects with its obligations under Section 7.19 (no-solicitation) and such Parent Superior Proposal did not otherwise result from a breach of any of Parent's obligations under this Agreement; and provided further, that no termination pursuant to this
         Section 9.01(d) shall be effective until after the fifth business day following Company's receipt of written notice advising Company that the board of directors of Parent is prepared to accept a Parent Superior Proposal, specifying the material terms and conditions of such Parent Superior Proposal and identifying the person making such Parent Superior Proposal; and the payment of any applicable termination fee pursuant to Section 9.05(b) and concurrently with such termination the fee specified in Section 9.05(b) shall have been paid to the Company;

                  (e) by Company, in response to a Company Superior Proposal; provided that such Company Superior Proposal did not otherwise result from a breach of any of Company's obligations under this Agreement; and provided further, that no termination pursuant to this Section 9.01(e) shall be effective until after the fifth business day following Parent's receipt of written notice advising Parent that the Board of Directors of Company is prepared to accept a Company Superior Proposal, specifying the material terms and conditions of such Company Superior Proposal and identifying the person making such Company Superior Proposal; and the payment of any applicable termination fee pursuant to
         Section 9.05(c) and concurrently with such termination the fee specified in Section 9.05(c) shall have been paid to the Parent;

                  (f) by the Parent, if this Agreement and the Merger is brought to a vote and shall fail to receive the requisite votes for approval at the Company Shareholders' Meeting or any adjournment or postponement thereof;

                  (g) by the Company, if the Parent Meeting Proposals shall fail to receive the requisite votes for approval at the Parent Stockholders' Meeting or any adjournment or postponement thereof;

                  (h) by the Parent, twenty days after receipt by the Company of a written notice from the Parent of a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, incomplete or incorrect, in either case such that the conditions set forth in Section 8.03 would not be satisfied (a "Terminating Company Breach"); provided, however, that if such Terminating Company Breach is cured by the Company within such twenty day period, the Parent may not terminate this Agreement under this
         Section 9.01(h);

                  (i) by the Company, twenty days after receipt by the Parent of a written notice from the Company of a breach of any representation, warranty, covenant or agreement on the part of the Parent set forth in this Agreement, or if any representation or warranty of the Parent shall have become untrue, incomplete or incorrect, in either case such that the conditions set forth in Section 8.02 would not be satisfied (a "Terminating Parent Breach"); provided, however, that if such Terminating Parent Breach is cured by the Parent within such twenty day period, the Company may not terminate this Agreement under this Section 9.01(i); or

                  (j) by the Company, if (i) Parent Common Stock shall become delisted from NNM prior the Effective Time, (ii) the outstanding Common Stock of the Surviving Corporation does not qualify for listing on the NNM in accordance with Rule 4330(f) of the NNM or the application for the listing of shares of Common Stock to be issued in the Merger or
         (iii) the Surviving Corporation's initial listing application to the NNM shall have been denied.

The right of any party hereto to terminate this Agreement pursuant to this
Section 9.01 will remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any Person controlling any such party or any of their respective officers, directors, representatives or agents, whether prior to or after the execution of this Agreement.

         SECTION 9.02 Effect of Termination. Except as provided in Section 9.05, in the event of termination of this Agreement pursuant to Section 9.01, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of any party hereto or any of its Affiliates or any of its or their officers or directors, and all rights and obligations of each party hereto shall cease; provided, however, that nothing herein shall relieve any party hereto from liability for the willful or intentional material breach of any of its representations and warranties or the willful or intentional material breach of any of its covenants or agreements set forth in this Agreement; and provided, further, that the provisions of Section 6.03, Section 7.04, Section
9.05 and this Section 9.01 shall remain in full force and effect and survive any termination of this Agreement for a period of three years.

         SECTION 9.03 Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective boards of directors at any time prior to the Effective Time; provided, however, that, after the approval of this Agreement by the shareholders of Company, no amendment may be made that changes the amount or type of consideration into which Company Common Stock will be converted pursuant to this Agreement. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

         SECTION 9.04 Waiver. At any time prior to the Effective Time, any party hereto may (a) extend the time for or waive compliance with the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance by the other party with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

         SECTION 9.05 Termination Fee; Expenses.

         (a) Except as otherwise set forth in Section 1.01 or in this Section 9.05, all Expenses incurred in connection with this Agreement and the Merger shall be paid by the party incurring such Expenses, whether or not the Merger is consummated, except that Parent and Company each shall pay one-half of all Expenses incurred solely for printing and mailing the Joint Proxy Statement/Prospectus and any fees required to be paid under the HSR Act, if applicable.

         (b) In the event that this Agreement shall be terminated by Parent pursuant to Section 9.01(d), then, in any such event, Parent shall reimburse the Company for all Expenses reasonably incurred by the Company in connection with this Agreement and the transactions contemplated hereby, which fee shall be due and payable in full upon termination of this Agreement. All payments pursuant to this Section 9.05(b) shall be made by wire transfer of same-day funds to an account specified by the Company.

         (c) In the event that this Agreement shall be terminated by Company pursuant to Section 9.01(e), then, in any such event, the Company shall reimburse Parent for all Expenses reasonably incurred by Parent in connection with this Agreement and the transactions contemplated hereby, which fee shall be due and payable in full upon termination of this Agreement. All payments pursuant to this Section 9.05(c) shall be made by wire transfer of same-day funds to an account specified by Parent.

                                   ARTICLE X

                               GENERAL PROVISIONS

         SECTION 10.01 Non-Survival of Representations and Warranties. The representations and warranties in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 9.01, as the case may be. This Section 10.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

         SECTION 10.02 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in Person, by telecopy or facsimile or by a nationally recognized courier service to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.02):

         (a) if to Company:

                           2115 O'Nel Drive
                           San Jose, CA  95131
                           Attention:  John Tingleff, Chief Financial Officer
                           Facsimile:  (408) 437-0181

                           with a copy to:

                           Brobeck, Phleger & Harrison LLP
                           Two Embarcadero Place
                           2200 Geng Road
                           Palo Alto, CA  94303
                           Attention:  David Makarechian
                           Facsimile:  (650) 496-2715

         (b) if to Parent:

                           2540 Route 130
                           Cranbury, NJ  08512
                           Attention: Dennis Schneider, President
                           Facsimile:  609-860-1674

                           with a copy to:

                           Steptoe & Johnson LLP
                           1330 Connecticut Avenue, N.W.
                           Washington, DC 20036, USA
                           Attention:  Howard Stahl
                           Facsimile:  202 429 3902

         SECTION 10.03 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Merger is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner to the fullest extent permitted by applicable Law in order that the Merger may be consummated as originally contemplated to the fullest extent possible.

         SECTION 10.04 Assignment; Binding Effect; Benefit. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties hereto. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Notwithstanding anything contained in this Agreement to the contrary, other than Section 7.04, nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto or their respective successors and permitted assigns any rights or remedies under or by reason of this Agreement.

         SECTION 10.05 Incorporation of Annexes. The Parent Disclosure Schedule, the Company Disclosure Schedule and all Annexes attached hereto and referred to herein are hereby incorporated herein and made a part of this Agreement for all purposes as if fully set forth herein. Parent and Company acknowledge that the Parent Disclosure Schedule and the Company Disclosure Schedule (i) are qualified in their entirety by reference to specific provisions of this Agreement and (ii) are not intended to constitute and shall not be construed as indicating that such matter is required to be disclosed, nor shall such disclosure be construed as an admission that such information is material with respect to Parent or Company, as the case may be, except to the extent required by this Agreement and by applicable law.

         SECTION 10.06 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA OTHER THAN CONFLICT OF LAWS PRINCIPLES THEREOF DIRECTING THE APPLICATION OF ANY LAW OTHER THAN THAT OF THE STATE OF CALIFORNIA.

         SECTION 10.07 Jurisdiction; Waiver of Jury Trial. Each party hereto irrevocably consents to the exclusive jurisdiction of any court located within the State of California, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of California for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION OR AGREEMENT CONTEMPLATED HEREBY OR THE ACTIONS OF ANY PARTY HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

         SECTION 10.08 Headings; Interpretation. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

         SECTION 10.09 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         SECTION 10.10 Entire Agreement. This Agreement (including the Annexes, the Parent Disclosure Schedule and the Company Disclosure Schedule) and the Confidentiality Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto.

                  IN WITNESS WHEREOF, each of the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                             ARIEL CORPORATION


                                             By: /S/  DENNIS I. SCHNEIDER
                                                 ------------------------
                                                 Name:
                                                 Title:



                                             MAYAN NETWORKS CORPORATION


                                             By: /S/  JOHN TINGLEFF
                                                 ------------------
                                                 Name:
                                                 Title:

                                   Schedule I


                      Officers of the Surviving Corporation


Name of Officer                         Title
---------------                         -----

Esmond Goei                             Chief Executive Officer and Chairman
Dan Gatti                               President
John Tingleff                           Chief Financial Officer and Secretary
Dennis Schneider                        Senior Vice President - Marketing

                                   Schedule II


                     Directors of the Surviving Corporation



Anthony Agnello
Thomas Edrington
Esmond Goei
Steven Krausz
James Mongiello
Peter Morris

                                  Schedule III


                                  Key Employees



Carlos Borgialli
Gene Corrado
David During
Don Elwell
Richard Flocco
Nathan Guedalia
Ken Kristiansan
Jack Loprete
Bonne Mullen
Aziz Mzili
Arthur Naseef
Johnny Viera